Exhibit 10.4

[Translation from Hebrew]

Science Park — Kiryat Weizmann

- Lease Agreement -

Africa Israel Properties Ltd.

A Member of the Africa Israel Investments Group Ltd.

Unprotected Lease Agreement

Drafted and signed in Kiryat Weizmann on June 19, 2008

Between:

Africa Israel Properties Ltd.

Of 4 Derech HaHoresh Rd., Yehud

(Hereinafter: the “Lessor”)

Of the first part;

And:

Collplant Ltd.

Reg. Co. No. 513578260

Of 2 Pakaris St., Rehovot, P.O. Box 2310

(Hereinafter: the “Lessee”)

Of the second part;

Whereas:                                          The Lessor holds the rights to the Leased Property, as defined below, according to which it is entitled to lease the Leased Property to the Lessee; and

Whereas:                                          The Lessee wishes to lease the Leased Property from the Lessor, and the Lessor agrees to the foregoing, subject to the provisions of this Agreement;

[Signatures] [Official Stamp of Africa Israel Properties Ltd.]

[Signatures] [Official Stamp of Collplant Ltd., Reg. Co. No. 513578260]

Now therefore, the parties have declared and warranted between them as follows:

1.              The preamble presented above constitutes an inseparable part of this Agreement.

2.              Interpretation

2.1.                            The terms specified below will be interpreted according to the definitions provided alongside them:

“Park”	The plot of land in Ness Tziona known as Kiryat Weizmann — Science Park.

“Building”	The building located in the Park which includes / will include the Leased Property, as specified in the Addendum, and as marked in red in Annex “B”.

“Leased Property”

A part of the Building, including all of its fixed facilities, which is marked in green in the Addendum, and as specified in Annex “C”, and the area of which may be expanded or reduced with the parties’ consent.

“Institute”	The Weizmann Institute of Science.

“Addendum”	The addendum to this Agreement.

“Control”	The holding of at least 51% of the shares and rights, of any type whatsoever, of a corporation, including the right to appoint at least 51% of the managers, and the right to appoint the CEO.

2.2.                            It is hereby agreed between the parties that any modification of this Agreement by the parties, with reference to the description of the Leased Property, the Lease Period, the Rent, and the Rent payment method, or regarding any other matter, will only enter into effect if it has been prepared in writing and signed by both parties to this Agreement.

2.3.                            The sections headings in this Agreement constitute an inseparable part hereof, and may not used to interpret the Agreement.

2.4.                            The annexes to this Agreement constitute an inseparable part hereof.

2.5.                            The provisions of this Agreement exclusively exhaust the entire agreement between the parties, and any negotiations which preceded the signing hereof, or which existed concurrently with the signing hereof, as well as any declarations, representations, undertakings or understandings which preceded, or which constituted a condition for, the signing of this Agreement, are hereby rendered null and void. Any verbal declarations and notices given by the managers, officials and employees of the Lessor will not be binding towards the Lessor, and the Lessor will be obligated only by the document which has been duly signed by its authorized signatories.

2.6.                            In the event that the Lessee includes several individuals, they will be bound, jointly and severally, by all of the Lessee’s undertakings under this Agreement, and by all documents and notices which have been signed by the Lessee, and which have been prepared by virtue of its provisions.

3.              The Transfer

The Leased Property will be transferred to the Lessee on the date specified in the Addendum (hereinafter: the “Transfer Date”), in its current condition (“as is”), and the Lease Period will commence from the foregoing date, regardless of whether or not the Lessee has appeared to receive possession of the Leased Property on the Transfer Date. It is hereby clarified that that the electrical connection to the Leased Property, which will be provided by the Lessor, will be up to 0.25 ampere per gross square meter of the area of the Leased Property, and no more. It is hereby clarified that that any cost which may be involved with the electrical connection, in an amount exceeding the foregoing, will apply in full to the Lessee, and the Lessee will pay the aforementioned amount to the Lessor and/or the competent authority, immediately upon the first demand by the Lessor and/or the competent authority, as applicable.

For the avoidance of doubt, it is hereby declared and agreed that any non-appearance by the Lessee on the Transfer Date for the purpose of accepting the Leased Property into its possession will nor derogate from any of the Lessee’s undertakings in accordance with this Agreement.

4.              The Lease and the Lease Period

4.1.                            The Lessor hereby leases the Leased Property to the Lessee, and the Lessee hereby leases the Leased Property from the Lessor, for the period specified in the Addendum (hereinafter: the “Lease Period”), beginning from the Transfer Date. The Lessee will have the option to extend the Lease Period in the event that the foregoing option has been specified in the Addendum.

4.2.                            The Lessee will not be entitled to terminate the Lease before the end of the Lease Period. Any cessation of the use of the Leased Property and/or any vacation of the Leased Property by the Lessee before the end of the Lease Period will not release the Lessee from its undertakings under this Agreement, including, but without derogating from the generality of the foregoing, the Lessee’s undertaking to pay the Rent to the Lessor.

4.3.                            The Lease in accordance with this Agreement constitutes a “net lease”, and the Lessee will be obligated to pay all payments with respect to the Leased Property during the Lease Period, whether these apply to owners or to occupants, and whether these apply on the signing date of this Agreement, or will apply in the future.

4.4.                            The provisions of this section constitute a fundamental provision of this Agreement, and any breach thereof will constitute a fundamental breach of the Agreement.

5.              Familiarity with the Leased Property

The Lessee hereby declares that it has visited the Park, the Building and the Leased Property, and has seen and examined them and their surrounding areas, and is familiar with and aware of all of the plans and details pertaining thereto, which could affect its engagement in this Agreement, and has found all of the foregoing suitable, in all respects, for its purposes, and subject to the transfer of the Leased Property into its possession in accordance with the provisions of this Agreement, and hereby waives any claim of unsuitability, and any other claim pertaining to the Park, the Building, the Leased Property, the possibilities of use thereof, and its engagement in this Agreement.

For the avoidance of doubt, the Lessee hereby declares that it accepts the Leased Property in its current condition (“as is”), without any correction and/or modification whatsoever, and affirms that the Leased Property, in its current condition, is indeed suitable for its purposes, in all respects, and that it will not demand, and will not be entitled to receive, from the Lessor, any correction and/or modification in the Leased Property.

6.              Lease Purpose

The Lessee undertakes not to use the Leased Property for any purpose whatsoever, in any manner whatsoever, other than for the Lease Purpose, as specified in the Addendum.

The provisions of this section constitute a fundamental provision of this Agreement, and any breach thereof will constitute a fundamental breach of this Agreement.

7.              Rent

7.1.                            The Lessee undertakes to pay the Rent to the Lessor in accordance with the installments, dates and manner specified below:

7.1.1.                  The Basic Rent during the Lease Period will be linked to the Index, and will be paid by the Lessee to the Lessor in advances, on the dates specified in the Addendum.

7.1.2.                  The payments of Basic Rent will be linked to the Index in accordance with the following provisions:

“Index”              -          The index known as the consumer price index (including fruits and vegetables), as published by the Central Bureau of Statistics and Economic Research, and any similar index, if published by any other official institute or entity.

Additionally, any other official index which will replace the foregoing, regardless of whether or not if it is based on the same principles.

In the event that another index enters into effect, and the aforementioned Bureau, entity or institution have not established the ratio between it and the index replaced by the Chairman of the Management Committee of Bank Leumi Le-Israel Ltd., or any person who may actually fulfill such role, at any time, upon the Lessor’s demand.

“Base Index”    -        As specified in the Addendum.

“New Index”     -          Interpretation regarding each payment of Rent — the known index on the date specified for execution of that payment, or on the date of its actual execution, whichever is higher.

If, on the date of actual payment of any one of the payments of Basic Rent, the New Index is higher than the Base Index, the payment in question will be increased according to a ratio which corresponds to the rate of increase of the New Index relative to the Base Index. If, on the actual payment date of any one of the rent payments, the New Index will be equal to or lower than the Base Index, the payment in question will remain unchanged.

7.1.3.                  The Rent and the Service Fees (as defined below), with respect to the first 3 months of the Lease, with the addition of VAT for the foregoing, will be paid to the Lessor at the time of the signing of this Agreement.

7.2.                            To facilitate the collection of Rent and the linkage differentials with respect thereto, as well as any other amount which may be owed by the Lessee to the Lessor, the Lessee undertakes to transfer to the Lessor, on the date specified by the Lessor, and in any case, within 7 days after the signing date of this Agreement, or 7 days before the Transfer Date, whichever is earlier, permission to charge its account, in the wording conventionally practiced by Bank Leumi Le-Israel Ltd. It is hereby declared, for the avoidance of doubt, that the acceptance of permission, and any use thereof by the Lessor, will not be considered repayment, and payment will only be considered as the full and timely execution of all payments.

7.3.                            In the event that two consecutive and contiguous payments of Rent, and/or any other payment which is owed by the Lessee to the Lessor, have not been paid by the required date for the aforementioned payments, including by 7 days after the provision of written notice regarding the foregoing from the Lessor to the Lessee, all of the Lessee’s other payments will be required for immediate payment, and the Lessee will be required to pay the total amount of Rent, with respect to the entire Lease Period, which have not yet been paid by the foregoing date, by the end of two business days after the Lessor’s first demand, without derogating from the Lessor’s right to consider any failure to pay on time a breach of this Agreement and of its rights hereunder. It is hereby declared, for the avoidance of doubt, that the collection of Rent in the foregoing case will not be considered as any waiver or consent on the part of the Lessor for the Lessee’s breach of the Agreement.

7.4.                            Notwithstanding the foregoing, the Rent will be increased at the start of each year, beginning from the second year of the Lease Period, according to the rate specified in the Addendum, and the increased Rent will be subject to the provisions of section 7.1 above, mutatis mutandis.

7.5.                            For the avoidance of doubt, the undertaking to pay the Rent and all other payments which the Lessee is required to pay to the Lessor applies absolutely to the Lessee, and any failure to submit a bill for rent by the Lessor will not derogate from or reduce the Lessee’s aforementioned undertaking.

7.6.                            The Lessor will charge any amount that has been received from the Lessee, in its exclusive discretion, on account of amounts which the Lessee will owe to the Lessor at that time.

7.7.                            The provisions of this section constitute a fundamental provision of this Agreement, and any breach thereof, or of any part thereof, will constitute a fundamental breach of this Agreement.

8.              Taxes, Fees and Other Payments

8.1.                            In addition to the Rent, and without derogating from the generality of the provisions of section 4.3 above, the Lessee undertakes to pay, during the Lease Period, the following payments (hereinafter: the “Lessee’s Payments”):

8.1.1.                  All taxes, fees, municipal taxes, levies, mandatory payments and expenses (hereinafter, jointly: the “Taxes”), whether national or municipal, which are required for payment and/or which may be required for payment in the future, regardless of whether they currently exist or will be imposed in the future, with respect to the Leased Property, and with respect to the business conducted therein, regardless of whether such Taxes apply by law to owners, lessees or occupants, and regardless of whether they apply to owners.

The taxes which apply to a lessee or occupant will be paid by the Lessee directly to the competent authorities, while the Taxes which apply to the owner will be paid by the Lessee to the Lessor upon the presentation of a document requiring the payment of such Taxes to the component authority.

8.1.2.                  Fees and payments with respect to the electricity meter and the water meter.

8.1.3.                  Value added tax with respect to the Rent, and with respect to any other payment which applies to the Lessee under this Agreement, which will be paid together with any payment to which it applies.

8.1.4.                  Stamp tax as applicable to this Agreement, and all documents and notices given in accordance therewith, and with respect thereto.

8.1.5.                  All fees and payments which pertain to the consumption of water and electricity in the Leased Property, and to the use of telephones, if installed, during the Lease Period.

8.1.6.                  Any expense which may be caused due to unreasonable and/or non-standard use of the Leased Property and its surrounding area, including, but without derogating from the generality of the foregoing, with respect to the removal of waste which has been caused by the Lessee, repair of the sewage system, etc.

8.1.7.                  The expenses for the insurance by which the Lessor will insure the Leased Property (separately, or as part of the insurance of the entire Building) with respect to the risks deemed appropriate in the Lessor’s discretion, and according to the insurance amount and any other conditions determined by the Lessor from time to time.

In the event that any of the aforementioned payments are due to charges which apply to the Building in its entirety, the Lessee will pay a proportional part of the payments which apply to the Building, according to the ratio between the gross area of the Leased Property and the gross area of the Building.

8.1.8.                  Additional charges which apply by law and/or if specified in the Addendum.

8.2.                            In the event that the Lessee has not executed any of the Lessee’s payments immediately upon demand by the competent authority or upon the Lessor’s demand, without derogating from its aforementioned obligation, the Lessor will be entitled, following the provision of notice to the Lessee two business days in advance, to pay the aforementioned bills at the Lessor’s expense, and the Lessee will be obligated to repay to the Lessor the entire amount which has been paid by it to cover any of the Lessee’s aforementioned payments, within 7 days after the Lessor’s first demand.

8.3.                            The provisions of this section constitute a fundamental provision of this Agreement, and any breach of any part thereof will constitute a fundamental breach of the Agreement.

9.              Non-application of the Tenant Protection Law

9.1.                            The Lessee hereby declares and agrees that the construction of the Leased Property was completed after August 20, 1968, and that the Leased Property and the Lease therein will not be subject to the provisions of the Tenant Protection Law (Combined Version), 5732-1972, or any law which may come in its place. The Lessee further declares that apart from the Rent specified in the Addendum and its undertakings to pay the Rent payments, as specified in section 9 above, the Lessee has not paid, and is not paying, to the Lessor, any amount whatsoever with respect to the Lease and the use of the Leased Property, whether as key money, or in any other manner whatsoever, and that it will not be entitled to receive key money or any other payment whatsoever upon the Lessee’s vacation of the Leased Property.

10.       Repairs, Maintenance and Services

10.1.

10.1.1.           The Lessor undertakes to provide, for the common property in the Building, cleaning and maintenance services according to a scope and level which will be determined by it, provided that they will maintain the common property in functional and reasonable condition. In exchange for these services, the Lessor will be entitled to charge from the Building’s occupants, including the Lessee, Service Fees which will be equal to the total expenses and costs spent by the Lessor for the provisions of the aforementioned services, with the addition of 15% (hereinafter: the “Building Service Fees”).

The Service Fees which the Lessee will be required to pay to the Lessor will be an amount whose proportion to the Service Fees t the Building will be equal to the proportion between the gross area of the Leased Property and the gross area held by lessees in the Leased Property, save for the Lessor, so long as it does not make any real use of the area under its possession, or according to any other proportion which will be determined by the Lessor, in consideration of the Lease Purpose.

The maintenance department on behalf of the Lessor will provide gardening, Parking Lot maintenance, elevator maintenance, machine maintenance and routine maintenance services during conventional work days in the Park, Sundays to Thursdays, from 7:00 AM to 5:00 PM.

10.1.2.           Additional Service Fees for buildings with central cooling systems

In buildings where an air conditioning system is installed which is based on central cooling tower, the Lessee will pay, in addition to the Service Fees specified above, the amount out of the operating, maintenance and service costs of the central air conditioning system in the Building, which will be equal to the Leased Property’s proportional share out of the total area of the Building.

10.2.                     Save for the provisions of this section, the Lessor will not be bound by any liability or warranty for any repairs and/or maintenance and/or examination and/or any services whatsoever (hereinafter: “Services”), in the Leased Property and/or in the Building, and additionally, the Lessor will not be bound by any liability or warranty, whether under this Agreement or by law, for any damage and/or malfunction and/or defect, of any kind whatsoever, in the Leased Property or in the equipment located in the Leased Property, including air conditioning equipment; however, save for the manufacturer’s warranty period, whether the foregoing is due to defective work, defective or unsuitable materials, or due to non-correspondence with the specification or otherwise, and whether the foregoing were discovered, or could have been discovered, and whether during or after the Lease Period, and regarding all of the above — whether they were caused by works in the Leased Property which were performed upon the Lessor’s initiative, or upon the Lessee’s initiative and/or plan and/or request.

10.3.                     In the event that the Lessor has decided, in its judgment, and/or is required by the Institute and/or by any other competent authority whatsoever, whether municipal, national or otherwise, to perform maintenance and examination services, of any kind whatsoever, in any public area, and/or in any open private area located in the Park and/or in any structures and/or buildings which are designated for the user or service of the Park’s residents, or any part thereof, the Lessee will be required to pay to the Lessor the Service Fees specified below.

The service fees which will be paid by all occupants of the buildings located in the Park will be equal to the total sum of all expenses and costs spent by the Lessor in the provision of the aforementioned maintenance services, with the addition of 15% (hereinafter: the “Total Service Fees”). The Service Fees which the Lessee will be required to pay to the Lessor will be an amount whose proportion relative to the Total Service Fees will be equal to the proportion between the gross area of the Leased Property and the total gross constructed area of all buildings (including all floors) in the Park, which are actually in the possession of lessees or owners, save for the Lessor, so long as it does not make actual use of any area which is in its possession.

Notwithstanding the foregoing, the Lessor will be entitled to require the Lessee to pay additional or greater Service Fees than those which it owes according to the aforementioned calculation, in the event that the services which will be required due to the use of the Leased

Property by the Lessee will involve work or expenses which are greater than ordinary regarding other lessees in the Park, or in the event that the services provided to the Leased Property allow greater use thereof, relative to other lessees in the Park. The foregoing will apply, mutatis mutandis, also in the event that the Lessor has decided to provide maintenance and examination services for the Building. The foregoing will not impose on the Lessor any obligation to perform services in any of the Park’s areas, or in connection therewith.

10.4.                     In the event that the Lessor is required, or the Lessor has decided, to perform the maintenance and/or examination services specified in section 10.3 above, the Lessor will be entitled to perform the foregoing through any other entity which will be in its discretion, and will be entitled to require the Lessee, at any time, to engage in a services agreement with the aforementioned entity, in a wording which will be determined by the Lessor, provided that the maintenance and/or examination fee which the Lessor will be required to pay will be determined in accordance with the principle specified in section 10.3 above.

10.5.                     It is hereby agreed that the cost of any repair which will be performed by the Lessort as part of the services given by it as part of this section, and which is covered under insurance in whose payment the Lessee has participated, will not be included in the expenses for the purpose of the calculation of the Service Fees.

11.       Use of the Leased Property

11.1.                     The Lessee will be required to obtain from the competent authorities all licenses which are required to manage the business in the Leased Property, within the framework of the Lease Purpose, and undertakes to manage the business only in accordance with the aforementioned licenses, legal requirements and requirements issued by any competent authority.

The Lessee hereby declares that it knows and has verified that it is possible to obtain the licenses specified in this section, and that the Lessor will bear no liability whatsoever in the event that the Lessee is unable to obtain them.

Without derogating from the provisions of this subsection, it is hereby clarified that the Lessee undertakes, as a condition for the transfer of the possession of the Leased Property, to obtain from the fire department in the Rehovot district a fire extinguishing certificate with respect to the Leased Property, and for this purpose, to furnish to the fire department any authorization which may be required, to install any facility and/or system which may be required, all at the Lessee’s own expense and under the Lessee’s responsibility.

11.2.                     The Lessee will not keep any materials, tools, equipment, products, inventory, or any other Chattels whatsoever (hereinafter, jointly: “Chattels”) outside of the Leased Property, without the Lessor’s consent. In the event that any of the Lessee’s Chattels are located outside of the Leased Property, without having obtained the Lessor’s consent to the foregoing, the Lessor will be entitled to remove them from the location, at the Lessee’s expense, and will not bear any liability whatsoever for their condition.

11.3.                     The Lessee will comply with all laws, regulations and bylaws which apply to the Leased Property, the use thereof, and the business, the work and the actions performed therein.

11.4.                     The Leased Property, or any part thereof, may not be used in a manner which causes noise, odors, shocks, pollution, smoke, dust or any other nuisance which exceeds a reasonable degree, in consideration of the nature of the Park in general, and the nature of the Leased Property’s close surrounding area in particular.

11.5.                     The Lessee will not dispose into the sewage system any waste which in terms of its quantity or quality may harm the aforementioned system, or affect its proper functioning, or which may risk the ordinary use of water sources, rivers, lakes, the sea, or any other source.

For the purpose of this section — “sewage system” shall mean central sewage or absorption pits, as well as tunneling and drainage systems and water purification systems, if any.

The Lessee is required to ensure that no solid materials are present in the sewage which may harm the pipes or tunnels, and harm or clog the sewage pipes, inspection cells, measurement instrument or purification facilities.

11.6.                     The Lessee undertakes not to hang, not to install and not to draw any signs, marking or advertisements of any form whatsoever in any part of the Building in which the Leased Property is located, without the Lessor’s advance consent. The Lessee will be entitled to receive, at its own expense, a sign at the entrance to the Park, in the Building and on the floor where the Leased Property is located, according to the conventional framework used in the Park.

11.7.                     All areas outside of the Leased Property may not be used other than for the purpose of accessing the Leased Property according to the way and manner determined by the Lessor from time to time.

11.8.                     The Lessee undertakes not to use the Leased Property and any materials and devices maintained therein, and not to perform any actions with respect thereto which involve risks which exceed the insured risks, as specified in this Agreement, unless the Lessor has given its advance written consent for the foregoing. In the event that such consent has been given, the Lessee undertakes to maintain insurance to the Lessor’s satisfaction, against any physical injury and damage to property which may be caused due to such risks, without derogating from the Lessor’s right to prepare the aforementioned additional insurance independently, in which case the Lessee will be obligated to repay to the Lessor, immediately upon its demand, any amount which the Lessor has spent in connection therewith.

11.9.                     The Lessee will use the Leased Property and its surrounding area in a manner which will not cause any disturbance to the other occupants of the Building, or to their welfare or use of their leased properties, while maintaining the intactness and cleanliness of the common property in the Building and its facilities.

11.10.              Without derogating from the provisions stated above in this section, the Lessee undertakes not to make any use of the Leased Property which causes any noise and/or nuisance and/or pollution and/or ensuing result which is in breach of the provisions of any law, and without derogating from the generality of the foregoing, will not make any use of the Leased Property which involves and/or which creates, whether directly or indirectly, any chemical compounds and/or smoke and/or gas and/or malodors and/or other active substances which cause harm and/or which may cause harm to the environment, in any manner whatsoever.

It is hereby especially emphasized that in any case, the Lessee must absolutely refrain from performing actions involving cooking and/or frying in the Leased Property, and that insofar as the Lessee will be permitted to operate a lunch room, kitchenette, or any similar space in the Leased Property, the foregoing will only constitute permission to warm prepared food in the Leased Property only, under the conditions as instructed by the Lessor, including regarding the installation of ventilators, etc.

11.11.              The provisions of this section constitute a fundamental provision of the Agreement, and any breach thereof, or of any part thereof, will constitute a fundamental breach of the Agreement.

12.       Prohibition of Modifications

12.1.                     The Lessee undertakes not to perform or implement any modifications, corrections, upgrades, additions, or any construction works whatsoever, in any manner whatsoever, in the Leased Property (all of the foregoing shall jointly be referred to hereinafter as: the “Works”) without first obtaining the Lessor’s written consent. It is particularly emphasized that no railings or air conditioners may be installed in the Leased Property without the Lessor’s advance written consent, and then only in the manner and form as instructed by the Lessor.

In the event that works have been performed without the Lessor’s consent, then without derogating from the Lessor’s right to view the above as breach of this Agreement, the Lessor will be entitled to perform the following actions:

12.1.1.           To demand that the Lessor destroy and/or dismantle and/or remove the Works from the Leased Property, in which case the Lessee will be required to perform all repairs which will be required in the Leased Property due to the foregoing, in order to restore the Leased Property to its condition prior to the performance of the Works, and to conclude performance of all of the foregoing within 14 days after the Lessor’s demand. In the event that the Lessee has not done so, the Lessor will be entitled to do so at the Lessee’s expense, or:

12.1.2.           To leave the Works as its property, in which the Lessee agrees that the Works will be the exclusive property of the Lessor, and the Lessee will have no entitlement whatsoever with respect to the aforementioned Works.

12.2.                     In the event that Works have been performed with the Lessor’s consent, then upon vacation of the Leased Property by the Lessee, the Lessee will have the following choice:

12.2.1.           To destroy and/or dismantle and/or remove the Works from the Leased Property, in which case, the Lessee will be required to perform all repairs in the Leased Property which will be required as a result thereof, in order to restore the part of the Leased Property where the Works were performed to its condition prior to the performance of the Works, and to conclude the performance of all the foregoing no later than the end of the Lease Period under this Agreement. In the event that the Lessee has not done so, the Lessor will be entitled to do so at the Lessee’s expense; or:

12.2.2.           To keep the Works in the Leased Property, in which case they will become the Leased Property of the Lessor, and the Lessee will have no entitlement whatsoever with respect to the foregoing.

12.3.                     The provisions of this section constitute a fundamental provision of the Agreement, and any breach thereof, or of any part thereof, will constitute a fundamental breach of the Agreement.

13.       Furniture and Equipment

The Lessee is entitled to furnish the Leased Property, and to install equipment therein, provided that the installation of any furniture and equipment whatsoever will not harm the Leased Property. The equipment which the Lessee will be entitled to install and operate in the Leased Property will be subject to section 12 above.

14.       Maintenance of the Leased Property

14.1.                     The Lessee undertakes to use the Leased Property in a cautious and reasonable manner, and to maintain its cleanliness and the cleanliness of its surrounding area, and to prevent any malfunction and any damage to the Leased Property, including all facilities which serve the Leased Property, whether independently or jointly with other leased properties.

14.2.                     The Lessee will be obligated to immediately repair any damage and/or malfunction which may be caused to the Leased Property and to the facilities, as stated in section 14.1 above, and to replace them immediately with another, of the same type as the facility installed in the Leased Property which was lost or damaged.

14.3.                     In the event that the Lessee has not performed any repair which it is required to perform, as stated above, or has not replaced it any unit which it is required to replace, as stated above, the Lessor will be entitled, but not obligated, to do so, at the Lessee’s expense, and in any case, the Lessee will be required to fully compensate the Lessor with respect to any damage, malfunction, loss or destruction, as stated above.

14.4.                     The provisions of this section constitute a fundamental provision of the Agreement, and any breach thereof, or of any part thereof, will constitute a fundamental breach of the Agreement.

15.       Liability and Indemnification

15.1.                     The Lessor and/or any of its agents of representatives will not be liable, in any manner whatsoever, for any damage and/or harm which may be caused to the Lessee and/or to the Leased Property and/or to the business conducted in the Leased Property and/or to any equipment and/or facilities located in the Leased Property or in its surrounding area.

15.2.                     Without derogating from in subsection 15.1 above, the Lessor and/or any of its agents and/or representatives will bear no liability whatsoever for any damages caused to person and/or property, of any kind whatsoever, to the Lessee and/or to its employees and/or to any other party operating on its behalf, including its agents, suppliers, representatives, contractors, customers, and any other person located in the Leased Property, whether with or without permission.

15.3.                     For the avoidance of doubt, the Lessee and the Lessee alone will be liable for any damages, including any physical injury and/or damage to property and/or reputation and/or prevention of profits which the Lessor and/or any third party may incur in connection with the negligence of the Lessee and/or of any other party on its behalf, and for any offense which may occur in connection with the possession and/or the use by the Lessee or by any other party on its behalf of the Leased Property and/or the Building and/or the Park.

15.4.                     The Lessee will indemnify the Lessor and/or any other party on its behalf with respect to any damage and/or claim and/or charge which the Lessor and/or any other party on its behalf will be required to pay in connection with any damage and/or offense for which the Lessee is responsible, as stated above, immediately upon the receipt of the Lessor’s first written demand.

16.       Insurance

Without derogating from the Lessee’s liability and undertakings under this Agreement and/or by law, from the date of the introduction of any assets and/or property whatsoever into the Leased Property, or from the date of this Agreement’s entry into effect, whichever is earlier, the Lessee undertakes to acquire, at its own expense, and to maintain valid, throughout the entire Lease Period, the insurance policies specified below (hereinafter: the “Lessee’s Insurance Policies”):

16.1.                     Property insurance — insurance for the entire worth and full restatement value of the content of the Leased Property and/or other property which the Lessee owns and/or is responsible for, and which is located outside of the Leased Property, including any correction, modification, improvement, renovation and addition to the Leased Property, which have been and/or which will be performed by the Lessor and/or on its behalf, against the conventional risks protected in extended fire insurance, including fire, smoke, lightning, explosion, earthquake, storm, tornado, flood, damage due to water or other liquids and the rupture of pipes, damage caused by aircraft, supersonic booms, collision, strikes, riots, malicious harm and break-in.

16.2.                     Loss of profit insurance for the Lessee, due to any damage caused to the Leased Property and/or to its contents, as a result of the insured risks as specified in section 16.1 above (excluding break-in), for a reimbursement period of no less than 12 months.

The insurance policies specified in sections 16.1 and 16.2 above will include an express section stipulating that the insurers waive subrogation rights towards the Lessor and/or its representatives and/or other lessees and/or other entities hold possession of the Building and/or their employees and managers, whose insurance policies have a clause specifying a waiver of subrogation rights towards the Lessee, provided that the waiver of subrogation rights does not apply in favor of any person who has caused malicious damages.

The Lessee undertakes to update the insurance amounts with respect to the insurance policies specified in sections 16.1 and 16.2 above from time to time, in a manner whereby they will always reflect the entire worth, at restatement value, of the property insured thereunder.

16.3.                     Third party liability insurance — insurance of the Lessee’s liability towards the Lessor and/or towards any third party whatsoever, in accordance with the laws of the State of Israel, with liability limits which will be no less than an amount in New Israeli Shekels equivalent to USD 1,000,000 per single event, and in total for an annual insurance period.

The aforementioned insurance will not be subject to any restriction regarding liability due to fire, panic, explosion, lifting, unloading and loading devices, defective sanitary facilities, poisoning, any harmful substances in food or beverage, strike and lockdown, and claims by the National insurance Institute.

The aforementioned insurance will be expanded to include the Lessor and any representative thereof, as additional insurants subject to a cross liability clause, stipulating that the insurance will be considered as if it had been prepared separately for each individual in the insurant, including specification that the Lessor and/or any representative thereof are not responsible for the payment of any premiums whatsoever, to cover the liability of the Lessor and/or any representative thereof as the owners and/or managers of the Leased Property, and with respect to their liability for the actions and/or omissions of the Lessee.

16.4.                     Employers’ liability insurance with respect to the Lessee’s liability towards its employees and/or any other persons employed by it and on its behalf, in accordance with the Torts Ordinance (New Version) and/or in accordance with the Liability for Defective Products Law, 5740-1980, with respect to death and/or physical injury caused to any employee as a result of accident or illness, during or due to their work, with liability limits which will not fall below a total of USD 5,000,000 (five million US Dollars) per injured person, per event and in total for the annual insurance period.

The aforementioned insurance will not include any restriction regarding work hours, work at height and in depth, contractors, subcontractors and their employees, baits and poisons, or regarding the employment of minors.

The aforementioned insurance policy will be expanded to include indemnification of the Lessor and/or any representative thereof, if the foregoing are considered employers of any or all of the Lessee’s employees.

16.5.                     The Lessee’s Insurance Policies, as specified above, will be subject to the following provisions:

16.5.1.           The insurance policies will be obtained by the Lessee, and at its expense, from a reputable insurance company which is duly licensed to prepare insurance policies in Israel.

16.5.2.           The Lessee undertakes to pay the premiums which were agreed upon with the insurer in a timely manner, and upon the Lessor’s request, to furnish authorizations of premium payments.

16.5.3.           The Lessee’s Insurance Policies will include an express condition stipulating that they have higher precedence over any insurance policy which has been prepared by the Lessor and/or by any other party on its behalf, and that the insurer waives any demand or claim regarding the inclusion of the insurance policies of the Lessor and/or any representative thereof. Additionally, the insurer will undertake that the policies will not be reduced or canceled unless written notice has been sent via registered mail to the Lessor at least 60 days in advance.

16.5.4.           With no requirement for any demand on the part of the Lessor, the Lessee hereby undertakes to present to the Lessor, no later than the commencement date of this Agreement, or the date of the instruction of any assets whatsoever into the Leased Property, whichever of the aforementioned two dates is earlier, a certificate of insurance with respect to the Leased Property, in accordance with the working of the “Certificate of the Lessee’s Insurance Policies”, which is attached as an annex to this Agreement, with it being duly signed by the insurer. The Lessee declares that it is aware that the provision of the Certificate of the Lessee’s Insurance Policies constitutes a suspending and preliminary condition for the commencement of the Lessee’s activities in the Leased Property and/or the introduction of any assets whatsoever into the Leased Property, as stated above, and the Lessor will be entitled to prevent the Lessee from engaging in its activities in the Leased Property and/or from introduction any such assets into the Leased Property in the event that the aforementioned certificate has not been furnished to it before the date specified above. Additionally, the Lessee undertakes to furnish to the License original copies of the insurance policies with respect to the Leased Property within 30 days after the date of the Lessor’s demand.

16.5.5.           For the avoidance of doubt, it is hereby clarified that any failure to provide the certificates of insurance and the insurance policies by the aforementioned date will not reduce the Lessee’s undertakings under this Agreement, including, and without derogating from the generality of the foregoing, regarding the execution of any payment which applies to the Lessee, and the Lessee undertakes to fulfill all of its undertakings under the Agreement, including if it is prevented from performing works and/or receiving possession of the Leased Property and/or introducing assets into the Leased Property and/or opening its business in the Leased Property, due to a failure to present the certificates and insurance policies in a timely manner.

In this context, it is hereby clarified that the preparation of the aforementioned insurance policies by the Lessee will not reduce or derogate, in any manner whatsoever, from any of the Lessee’s undertakings under this Agreement, and will not release it from its obligation to compensate the Lessor and/or any representative thereof, and any person whatsoever, with respect to any damage for which the Lessee is liable under this Agreement and/or by law.

The payment of any insurance benefits whatsoever will not result in a reduction of the compensation and/or indemnification amount to which the Lessor and/or any party on its behalf will be entitled dye to the damage or loss.

16.5.6.           No later than 14 days before the end of the period of the Lessee’s Insurance Policies, the Lessee undertakes to furnish to the Lessor and/or to any other party on its behalf, the certificate of insurance specified in section 16.5.4 above, with respect to the extension of the insurance’s validity for an additional year, and within 30 days after the date of the Lessor’s demand, the Lessee will submit the original copies of the Lessee’s Insurance Policies, so long as the Lessee continues holding possession of the Leased Property.

16.5.7.           The Lessor and/or any other party on its behalf will be entitled to examine the certificates of insurance and/or the insurance policies which will be provided by the Lessee, as specified above, and the Lessee undertakes to perform any modification or correction which may be required in order to adjust them according to its undertakings. The Lessee hereby declares and undertakes that the rights of the Lessor and/or any other party on its behalf to conduct the examination and to demand the modifications specified above will not impose on the Lessor and/or on any other party on its behalf, or on their behalf, any obligation or liability whatsoever regarding the aforementioned certificates of insurance and insurance policies, nor regarding their contents, scope or validity, or any absence thereof, and the foregoing will not derogate from any obligation whatsoever which applies to the Lessee under this Agreement, whether they have demanded the foregoing or not, and whether they have examined the foregoing or not.

16.5.8.           The Lessee undertakes to comply with all of the terms of the policy specified above in this section, to pay the insurance premiums in a full and timely manner, and to ensure and verify that the insurance policies with respect to the Leased Property will be renewed from time to time, as needed, and will be valid for the entire Lease Period.

16.5.9.           In the event that the Lessee has not fulfilled its obligation under section 16, in its entirety, the Lessor and/or any other party on its behalf will be entitled, but not obligated, to prepare the insurance policies or any part thereof, in place of the Lessee, and at the Lessee’s expense, and/or to pay in the Lessee’s place any amount whatsoever, without derogating from the Lessor’s right to any other remedy.

16.5.10.    The Lessee undertakes not to perform and/or not to permit the performance, by any other party on its behalf of any action or omission which may increase the insurance costs which apply to the Lessor and/or to any other party on its behalf and/or to the other lessees with respect to the insurance for the Building or for the leased properties therein.

16.5.11.    The Lessee undertakes that if the Lessor and/or any other party on its behalf will be required to pay additional insurance premiums, above the conventional amount, with respect to the Lessee’s activities, the Lessee will pay to the Lessor and/or to any other party on its behalf, as applicable, the aforementioned addition, immediately upon the receipt of first demand.

16.6.                     The Lessor will be entitled to acquire, and to maintain valid, whether independently or through any other party on its behalf, during the entire Lease Period, the following insurance policies (hereinafter: the “Lessor’s Insurance Policies”):

16.6.1.           Insurance for the entire worth and full restatement value of the Building of the Leased Property, including all attached facilities, as well as any additions and improvements which have been performed in the Leased Property by the Lessor, regarding the conventional risks protected in extended fire insurance, including smoke, lightning, explosion, earthquake, riots, strikes, malicious damages, storm, flood, damage caused by water and other liquids and the rupture of pipes, damage caused by aircraft, supersonic booms, collision and break-insure, and against any additional risk which is required in the opinion of the Lessor and/or any other party on its behalf, in amounts or without restriction as to amount, as will be determined by the Lessor and/or by any other party on its behalf, in their exclusive judgment, provided that the insurance amount does not fall below the restatement value of the Building of the Leased Property, including all appendages.

The insurance policy will include a clause regarding the waiver of subrogation rights towards lessees and/or occupants in the Building of the Leased Property, with respect to any damage which has been caused by them to the Building of the Leased Property, provided that the foregoing regarding the waiver of subrogation rights will not be apply towards any person who has caused damages with malicious intent.

For the purpose of the provisions of this section, the term “Building of the Leased Property” will include all systems which constitute an inseparable part of the Building, and will expressly not include the content of the leased properties, or any addition, correction, modification, improvement of extension which have been performed in the leased properties by the lessees, or by any other parties on their behalf.

The insurance premiums which will be charged to the Lessor with respect to the insurance of the Building of the Leased Property will be paid to it by the Lessee within 7 days after the date of demand by the Lessor.

16.6.2.           Loss of rent insurance for the Lessor and/or for any other party on its behalf, as a result of loss or damage to the Building of the Leased Property, due to the risks specified in section 16.6.1 above, for a period which will be no less than 12 months.

The aforementioned insurance policy will include a clause specifying a waiver of subrogation rights towards lessees and/or occupants in the Building of the Leased Property, with respect to any damage which has been caused by them, provided that the foregoing regarding a waiver of subrogation rights towards the lessees and/or occupants of the Building of the Leased Property, with respect to damage which has been caused by them, will not apply towards any person who has caused damage with malicious intent.

16.6.3.           The Lessor declares that it will not have any claim and/or demand and/or suit towards the Lessee with respect to any damage for which the insurer has paid reimbursement and/or compensation, up to the amount which the insurer actually paid, and from the date of execution of the aforementioned payment.

17.       Access by the Lessor to the Leased Property

17.1.                     The Lessor and/or the Institute and/or representatives thereof, and any other party on their behalf, will be entitled to build, in the Building or in its surrounding area, additional floors and/or to perform other construction works and/or to transfer through the Leased Property (or on its exterior) any pipes, tunnels and other conductors for water, sewage, drainage, gas, electricity, telephone, or for any other purpose whatsoever, and to perform any other works or installations in the Leased Property, for the purpose of using the property which is adjacent to the Leased Property, and for any other similar purpose, provided that the use of such authorities will be implemented in a manner which will reduce, as much as reasonably possible, the inconvenience and disturbance caused as a result thereof, and provided that the Lessor, or the Institute, have performed, or have caused the other parties in their place or on their behalf, to perform, in the parts of the Leased Property which will be harmed by the performance of such works, all repairs required to restore the previous condition.

17.2.                     The Lessor or its representatives will be entitled, following advance coordination with the Lessee, to perform the following actions:

17.2.1.           To enter the Leased Property at any reasonable time, in order to verify the fulfillment of the provisions of this Agreement.

17.2.2.           To enter the Leased Property at any reasonable time, in order to perform, in the area of the Leased Property, repairs as required for the purpose of the Building or any parts thereof.

17.2.3.           During the last six months of the Lease, to enter the Leased Property during reasonable works hours, accompanied by visitors.

17.2.4.           To instruct the Lessee to allow the performance, in the Leased Property, of any repairs which will be required for performance in the area of the Leased Property, regardless of whether or not these refer to the Leased Property or to other parts of the Building.

17.3.                     The Lessee undertakes not to prevent access by the Lessor to the Leased Property, as specified in sections 17.1 and 17.2 above, and to allow the Lessor, or the Institute, to perform the works specified in those sections.

18.       Prohibition Against the Transfer of Rights

18.1.                     The Lessee undertakes not to transfer the Lease of the Leased Property, or any part thereof, to any other party other than the Lessee, and not to transfer, not to deliver and not to rent the Leased Property or any part thereof to any other party, and not to allow any other party to use the Leased Property, or any part thereof, not to involve any other party in the possession and/or use and/or benefit of the Leased Property, or any part thereof and/or in the business which is conducted in the Leased Property, and not to provide to any other party any beneficiary rights, or any other rights whatsoever with respect to the Leased Property or any part thereof, whether with or without consideration, and not to transfer, not to pledge, and not to charge its rights under this Agreement.

18.2.                     For the purpose of section 18.1 above, in the event that the Lessee is a corporation, any action, of any kind whatsoever, which causes a change in the control of the Lessee, will be considered a transfer which requires the Company’s consent. The definition of the term “Control” in this section will be as follows: “The holding of at least 51% of the shares and rights, of any kind whatsoever, in a corporation, including the right to appoint at least 51% of its managers, and the right to appoint the CEO”.

18.3.                     The provisions of this section constitute a fundamental provision of the Agreement, and any breach thereof will constitute a fundamental breach of the Agreement.

19.       Vacation

19.1.                     The Lessee undertakes than no later than the conclusion date of the Lease Period and/or, in the event that the Agreement has been terminated by the Lessor due to a breach hereof by the Lessee, as stated in section 23.1 below, the Lessee will vacate the Leased Property and transfer it to the Lessor. The Lessee undertakes that on the date of vacation of the Leased Property and the return of possession of the Leased Property to the Lessor, the Leased Property will be free and clear of any person or object, with the Leased Property being in proper, functional and orderly condition, as received by the Lessee, subject to the provisions of sections 3.2 and 12 above, and subject to wear and tear due to reasonable and cautious use of the Leased Property by the Lessee, and in accordance with the provisions of this Agreement. For the avoidance of doubt, it is hereby agreed that the Leased Property will be returned to the Lessor after being re-painted or re-whitewashed by the Lessee and at the Lessee’s expense in the paint or whitewash which correspond to the color, material and quality of the Leased Property when it was received by the Lessee from the Lessor.

19.2.                     In the event that the Lessee has not fulfilled its undertakings in accordance with section 19.1 above, without derogating from the Lessor’s right to exercise its rights, in any manner in the Lessor’s discretion, and without derogating from any other right which will be available to the Lessor by law and/or by agreement, in consideration of the relevant circumstances, the Lessee will be required to pay to the Company, so long as it has not fulfilled its aforementioned undertakings, appropriate usage fees, in the amount specified in the Addendum, with the addition of VAT, for every day, as predetermined liquidated damages.

The Lessee will also be required to pay the Service Fees for the Building and the Total Service Fees, with the addition of VAT, with respect to the period of the delay in vacation, and it is hereby agreed, with respect to the payment of the Service Fees, as stated above, delay in vacation of part of one month will be considered delay of an entire month.

The appropriate Service Fees will be linked to the Index, and the provisions of section 7.1 above will apply, mutatis mutandis.

The date for payment of the liquidated damages with respect to each day of delay in vacation will be at the start of each day of delay, as stated above.

It is hereby expressly declared and agreed between the parties that the amount of predetermined liquidated damages was determined following a cautious and reasonable evaluation, at a proportion which is reasonable for the damages which can be predicted in advance at the time of signing of this Agreement, and no claim whatsoever by the Lessee will be heard contending that the aforementioned amount was determined as a fine, and the Lessee will be prevented from brining any such claim.

19.3.                     It is hereby expressly agreed and declared between the parties that the provisions of section 19.2 above will not release the Lessee from its undertakings in accordance with section 19.1 above, and/or will not grant to the Lessee any right whatsoever, of any kind whatsoever, including, but without derogating from the generality of the foregoing, any lease right which is protected by law, and/or will not constitute consent on the part of the Lessor for the extension of the Lease Period in the Leased Property by the Lessee, and/or will not constitute any waiver on the part of the Lessor towards the Lessee and/or will not derogate from or reduce any of the Lessor’s rights and/or will not injure the Lessor’s right to receive any other relief or remedy in accordance with this Agreement or in accordance with the law, including removal of the Lessee from the Leased Property, and additional compensation for any damage which the Lessor may incur, due to a failure by the Lessor to vacate the Leased Property in a timely manner.

19.4.                     In the event that, at the time of vacation of the Leased Property and the return thereof to the Lessor, the Leased Property is not in the condition specified in section 19.1 above, the Lessee will be required to repay to the Lessor, immediately upon its first demand, all expenses which the Lessor has paid in order to restore the Leased Property to the condition in which the Lessee was required to return it to the Lessor, and all expenses associated with the foregoing, and to compensate the Lessor for all damages, losses and lost profits which are due to the condition of the Leased Property and/or to the need to restore it to proper and functional condition, and the performance of the works associated therewith.

19.5.                     The vacation and return of the Leased Property to the Lessor will be performed in the presence of the Lessor and the Lessee, who will prepare a vacation protocol which will reflect the condition of the Leased Property. In the event that the vacation has been performed without the presence of the Lessee, due to the Lessee’s fault, the protocol will be prepared by the Lessor independently, and its contents will be binding towards the Lessee.

19.6.                     In addition to any right which may be available to the Lessor in accordance with any law, and in accordance with this Agreement, in the event that the Lessee has not vacated the Leased Property in a timely manner, the Lessor, or any entity appointed by it, will be authorized and entitled, and the Lessee hereby provides its consent and permission for the following, to enter the Leased Property through the breaking of locks and replacing them with other locks, and through the use of reasonable force, to receive exclusive possession of the Leased Property and to remove the Lessee’s property therefrom, and to store them at the Lessee’s expense and liability, in any location in the Lessor’s discretion, and the Lessee will be required to repay to the Lessor all expenses which have been spent by the Lessor in connection therewith. The Lessor will not be liable for any damages, of any kind whatsoever, which may be caused to the Lessee and/or to its property, if any, during the performance of the aforementioned actions by the Lessor, and the Lessee will not have, and hereby waives, any claim or suit against the Lessor in connection with the performance of all of the foregoing.

19.7.                     The provisions of this section constitute a fundamental provision of the Agreement, and any breach thereof, or of any part thereof, will constitute a fundamental breach of the Agreement.

20.       Guarantees

20.1.

20.1.1.           As security for the fulfillment of the Lessee’s undertakings in accordance with this Agreement, the Lessee will furnish to the Lessor, within 48 hours after the signing date of this Agreement, a bank guarantee in a wording which is acceptable to the Lessor, for an amount equal to 9 months’ Rent, with the addition of VAT, as well as the maintenance fees for 9 months of the Lease, in accordance with the last known rate prior to the provision of the aforementioned guarantee, with the addition of VAT. The amount of the guarantee will be linked to the Index, and the provisions of section 7.1 above will apply to the linkage of the guarantee amount, mutatis mutandis.

20.1.2.           In the event that the Rent and/or maintenance fees and/or VAT rates have been updated and/or modified, the Lessee will furnish to the Lessor, within 14 days after the receipt of the Lessor’s demand, an alternative or additional bank guarantee, which will secure the Rent payments for a period of nine months, in accordance with the new payment rates.

20.1.3.           The Lessee undertakes to renew the guarantee or guarantees from time to time, no later than 7 days after their expiration dates. In the event that the Lessee has not done so, the Company will be entitled to realize the guarantees, without releasing the Lessee from its obligation to furnish to the Company a new guarantee or guarantees, and without releasing the Lessee from any of its undertakings under this Agreement. In the event that the amount realized in accordance with the aforementioned guarantee exceeds the amount owed at that time by the Lessee to the Lessor, the remainder will be deposited with the Lessor as a deposit, in accordance with conditions which will be determined by the Company at that time. The Lessee will not be entitled to receive any other compensation and/or payment with respect to any direct or indirect damages, or any other payment whatsoever, with respect to the realization of the guarantee or guarantees by the Lessor in accordance with this section.

20.2.                     In the event that funds, if any, are owed by the Lessee to the Lessor in accordance with the provisions of this Agreement and/or any breach hereof, the Lessor will be entitled to use the bank guarantee which is deposited with it, in an amount equal to the sums which will be owed to the Lessor by the Lessee, if any.

20.3.                     It is hereby declared and agreed between the parties that the submission of the bank guarantee by the Lessee to the Lessor and/or the presentation of the deposit for repayment by the Lessor will not injure the Lessor’s right to collect from the Lessee, by any means possible, the damages which it has incurred due to a b reach of any of the Lessee’s undertakings under this Agreement, or release the Lessee from any of its undertakings under this Agreement, and/or grant to the Lessee any right whatsoever which is protected by law and/or prevent the Lessor’s exercising of its aforementioned rights and/or restrict the amount of compensation and/or damages which the Lessor will be entitled to receive from the Lessee due to a breach of any of its undertakings under this Agreement.

20.4.                     The Lessee will be entitled to make use of the bank guarantee and/or guarantees in accordance with section 20.2 above in its exclusive judgment, and the use of all or any of the guarantees will not injure any of the Lessor’s rights in accordance with any agreement or by law.

20.5.                     In the event that no amounts are owed by the Lessee to the Lessor under this Agreement, the Lessor will be obligated, 90 days after the date of return of the Leased Property by the Lessee to the Lessor, to return the bank guarantee to the Lessee, subject to the presentation of all receipts and authorizations for the performance of the various payments by the Lessee.

20.6.                     The provisions of this section constitute a fundamental provision of the Agreement, and any breach thereof will constitute a fundamental breach of this Agreement.

21.       Indemnification of the Lessor

In the event that the Lessee has not fulfilled any of its undertakings under this Agreement, the Lessor will be entitled (but not obligated), in addition to, and without derogating from its rights and authorities under this Agreement by law, to perform any actions which the Lessee was required to perform, and the Lessee will be required to reimburse and to repay to the Lessor, immediately upon its demand, any payment or expense which the Lessor has incurred in connection with the foregoing.

22.       Interest

22.1.                     Without derogating from any of the Lessor’s rights under the provisions of this Agreement, and by law, in the event that the Lessee is in arrears in the payment of any amount whatsoever, which it is required to pay to the Lessor, in accordance with this Agreement, the Lessee will be required to pay to the Lessor interest on the amount in arrears, with the addition of duly payable VAT. The interest rate will be the maximum rate permitted by law at that time, and if there is no legal restriction on the interest rate — the interest will be according to the maximum rate used by Bank Leumi Le-Israel Ltd. at that time to collect unapproved withdrawals in revolving debitory accounts, and the approval of the central branch of that bank will determine on this matter; or interest at a rate of 5% per month (unlinked), or linkage differentials due to the increase of the consumer price index, from the date when the Lessee was required to execute the payment to the Lessor, until the actual execution of that payment, with the addition of interest of 48% per year, whichever is greater.

23.       Breach

23.1.                     Any party which has breached or not fulfilled any of its undertaking in accordance with this Agreement will be required to compensate the fulfilling party for all damages and losses which the fulfilling party has incurred due to the foregoing, without derogating from the right of the fulfilling party to receive any other and/or additional remedy and relief, including specific performance or eviction order.

23.2.                     In the event that the Lessee has performed a fundamental breach of this Agreement, as defined in this Agreement, and/or the Lessee has performed a non-fundamental breach of this Agreement, and has not cured the aforementioned breach within 15 days after receiving notice of the foregoing from the Lessor, the Lessor will be entitled to notify the Lessee that the Lease under this Agreement is terminated and cancelled, in which case the Lessee will be required to vacate the Leased Property as specified in section 19 above, within 10 days after the date of the aforementioned notice, without derogating from the Lessor’s rights under this Agreement, including but without derogating from the generality of the foregoing, the right to receive the entire Rent and all other amounts to which it would have been entitled has this Agreement been fulfilled, and without derogating from its right to receive any other remedy or relief, including compensation for any damages which the Lessor has incurred due to the aforementioned breach or non-fulfillment.

It is hereby emphasized that between the parties that the aforementioned period of 10 days has been determined by them as a reasonable period for the purpose of the provisions of the Contracts Law (Remedies for Breach of Contract), 5731-1970.

24.       Transfer of Rights by the Lessor

The Lessor will be entitled to lease and/or to sell its rights to the Park and/or to the Building and/or to the Leased Property to any entity whatsoever, and for any purpose whatsoever (including a purpose which is similar to the Lease Purpose) in its discretion, and also to perform any construction works in the Building in which the Leased Property and its surrounding area are located, including if the foregoing constitute a structural change to the Building, without the requirement to obtain any consent from the Lessee, and without injuring the Lessee’s rights to the Leased Property in accordance with this Agreement.

The Lessee declares that it is aware that the Lessor does not undertake that businesses which are identical to, or which compete with, the business which the Lessee will manage in the Leased Property, will not be managed in the other units in the Building, or in any other location in the Park.

25.       Miscellaneous

25.1.

25.1.1.           No action taken by any of the parties will be considered a waiver of any of its rights under this Agreement, or by law, or as a wavier or consent on its part for any breach of non-fulfillment of the terms of this Agreement by the other party, or as granting any deferral or extension for the performance of any action which the other party is required to perform, or as any modification, cancellation of addition of any term whatsoever, unless the waiver, consent, deferral, modification, cancellation or addition have been expressly prepared in writing.

25.1.2.           It is hereby expressly agreed that the performance of each and every one of the Lessor’s undertakings under this Agreement is conditional upon the Lessee’s prior fulfillment of its undertakings under this Agreement, as applicable, and the Lessor will be entitled, without derogating from the provisions of any other section of this Agreement, to delay the performance of any of its undertakings until the Lessee has fulfilled its undertakings.

25.1.3.           It is hereby declared and agreed that the provisions of this Lease Agreement are pursuant to the Lease and Rental Law, 5731-1971, and that the provisions of Chapter A of the aforementioned Law will not apply to the Lease under this Agreement.

25.2.                     In the event that the Lessee is a foreign resident, the Lessee undertakes to perform its undertakings under this Agreement in accordance with the Supervision of Currency Law, 5738-1978, and in accordance with all regulations, ordinances and permits pursuant thereto.

25.3.                     The Lessor’s bills will constitute prima facie evidence of any charge and any settlement of accounts included therein, and any claim by the Lessor from the Lessee, whose amount and details are approved by an accountant, will be binding towards the Lessee, and the Lessee agrees that it will serve as sufficient written proof of its filing with the Court through shortened proceedings.

25.4.                     The parties hereby agree that the competent court of the city of Tel Aviv will have the exclusive jurisdiction on all matters associated with this Agreement and any notices sent in accordance with herewith.

25.5.                     The addresses of the parties are as specified in the heading of the Agreement, and any notice sent to either of the parties to the address appearing alongside its name will be considered as having been received by it 72 hours after its sending by registered mail.

In the event that the Lessee includes several individuals, the notice will be considered as having been sent to each individual in the Lessee, it has been sent, as stated above, to one of the individuals in the Lessee, to the aforementioned address.

IN WITNESS WHEREOF, the parties have signed the Agreement as of the ate stated above.

Official Stamp of Africa Israel Properties Ltd.	Official Stamp of Collplant Ltd.

[Handwritten — I hereby affirm that this Agreement has been signed by the authorized signatories of the Lessor, who have been authorized for this purpose in accordance with the resolution passed by the Lessor’s Board of Directors on May 19, 2008]

[Signature and Stamp of Elad Moretzky, Adv., License No. 49807]

List of Annexes

Annex “A”	-	Addendum
Annex “B”	-	Site Plan of the Building’s Location in the Park
Annex “C”	-	Certificate of Insurance for the Leased Property
Annex “D1”	-	Certificate of Insurance for Construction Works
Annex “E”	-	Policy Regarding Heat Works
Annex “F”	-	Text of Bank Guarantee
Annex “G”	-	Maintenance and Other Services

Annex “A”

To the Unprotected Lease Agreement Dated June 19, 2008

Name of Lessee: Collplant Ltd., Reg Co. No. 513578260

The parties hereby agree that the provisions of this Annex are intended to amend and modify the Agreement only with respect to the sections and/or provisions which will be amended and/or added and/or deleted in accordance with this Annex.

The sections which will be added and/or amended and/or deleted will take precedence over the provisions of the Agreement, notwithstanding the provisions of the Agreement.

Property:

An area located on floor 2 in building no. 3 of the Science Park in Kiryat Weizmann (hereinafter, respectively: the “Building” or the “Park”), on No. 3 Sapir St., in Ness Tziona, which is marked in red in the diagram attached to this Agreement as Annex “C”.

Area of the Leased Property:

The area of the Leased Property for the purpose of payment under this Agreement is approximately 533 gross square meters. It is hereby clarified that that the aforementioned area includes loading with respect to the Leased Property’s proportional share of the shared used of public areas in the Building.

Transfer Date:	June 19, 2008.

Lease Period:

A period of 62 months, commencing on the Transfer Date.

Notwithstanding the foregoing, it is hereby agreed that the Lessee will be entitled to terminate its lease of the Leased Property at the end of 38 months after the Transfer Date, i.e., on August 17, 2011 (hereinafter: the “Exit Station”). The termination of the Lessee’s lease of the Leased Property on the Exit Station will only be permitted subject to the receipt of a written notice without reservations from the Lessee expressing its desire to terminate the Lease of the Leased Property, as stated above, on the date of the aforementioned Exit Station (hereinafter: the “Notice”), which will be received by the Lessor at least 180 days before the date of the Exit Station, and subject to the payment of compensation which will constitute 40% of the actual Construction Budget, as defined below, with the addition of linkage differentials (where the Base Index will be as specified in section 7 of the Agreement), and duly payable VAT, which will be performed up to 30 days before the Exit Station. It is hereby clarified that that the above conditions for the termination of the Lease of the Leased Property on the Exit Station Date are cumulative.

Section 2	The Lessor hereby declares and confirms that it holds the exclusive leasing rights to the Leased Property, and that it holds exclusive possession of the

Leased Property, and that the Building was built in accordance with duly issued construction permits, the plans which apply to the land, and the provisions of the law, and that no restriction exists which would prevent its engagement in this Agreement, including regarding the permitted uses of the Leased Property, subject to all stipulations, arrangements and provisions specified in this Agreement.

The Lessor further declares that the Leased Property is free and clear of any debt, lien, pledge, mortgage, claim, judicial order, administrative order, demolition order, and any other third party right whatsoever, which could prevent the lease of the Leased Property to the Lessee and/or the timely fulfillment of the Lessor’s undertakings under this Agreement.

Section 3

Subject to the fulfillment of all of the Lessee’s undertakings as specified in sections 7.2, 16.5.4. and 20.1.1, and the payment of the amount specified in section 7.1.3 of the Agreement, the possession of the Leased Property will be transferred to the Lessee on the Transfer Date in accordance with the provisions of this Agreement, with it being in its current condition (“as is”) on the signing date of this Agreement.

Together with the performance of the works specified in section 12 of this Agreement, the Lessor will perform in the Leased Property works required to separate the area of the Leased Property from the leased areas which border with the Leased Property (i.e., installation of barriers and separation of systems only, including separation of electrical and air conditioning systems), in accordance with the Lessor’s plans only, and to change the location of the entry door to the area in floor 2 of the Building (which also contains the Leased Property), in a manner whereby the door will be situated at the entrance to the Leased Property only, in the location marked with the letter A in the diagram which is attached to surrounding area as Annex “C” (the aforementioned works will hereinafter be referred to as: the “Lessor’s Works”). The Lessee undertakes not to disrupt and not to object to the Lessor’s Works, in whole or in part, including but not limited to disturbances which may be caused to the Lessee, if caused during the performance of the Lessor’s works. The Lessee further undertakes to allow the Lessor, in coordination with the Lessee, free access to the Leased Property at any time for the purpose of the performance of the Lessor’s Works.

The Lessee will attempt to ensure, as much as possible, that the Lessor’s Works will not disturb the performance of the Construction Works, as defined below, and also undertakes to arrange for the coordination of the dates of performance of the Lessor’s Works with the Lessee, in order to prevent, as much as possible, disturbances which could be caused during the performance of the Construction Works.

Save for the performance of the Lessor’s Works, as specified above, the Lessor will not be obligated to perform any works and/or modifications and/or amendments and/or improvements and/or renovations whatsoever in the

Leased Property. The foregoing provisions in this section will not derogate from the provisions of this Annex with respect to the Construction Budget, as defined below.

Section 4.3	The foregoing will apply subject to the provisions of section 8.1.1 of this Agreement.

Section 5

The words “and all details pertaining thereto” will be replaced by the words “including all details thereof”; after the words “in accordance with the provisions of the Agreement”, the following text will be added: “and subject to the correctness of the Lessor’s declarations”; after the words “and its engagement in this Agreement”, the following text will be added: “save for any claim of hidden defect which the Lessee could not have discovered in a reasonable examination by a non-expert person”.

Section 6	The Lease Purpose with respect to the Leased Property is for use as offices and research laboratories, and the Lessee’s development and production in the field of biotechnology.

Section 7	Base Index: The consumer price index (general) with respect to April 2008, which was published on May 15, 2008 (108.0558 points, base 2002).

Rent: The Rent with respect to the Leased Property during the Lease Period will amount to NIS 50 per square meter in the gross area of the Leased Property, per month, with this amount being linked to the Base Index, and with the addition of duly payable VAT. It is hereby agreed that the Lessee will be exempt from the obligation to pay Rent only with respect to the first two months of the Lease of the Leased Property, during which time the Lessee will perform the Construction Works, as defined below (hereinafter: the “Exemption Period”). It is hereby declared and agreed that the foregoing regarding the Exemption Period will not derogate from the Lessee’s other obligations under this Agreement, including and without derogating from the foregoing, Service Fees, municipal taxes, and other payments and charges.

On the signing date of this Agreement, the Lessee will pay the Rent and the Service Fees with respect to three months of the Lease of the Leased Property, and subsequently, payment of the Rent and the Service Fees will be executed in advance for each quarter of the Lease Period, on the first business day of the first month of each quarter, as stated above, through a permission to charge the Lessee’s account, as stated in section 7.2 of the Agreement.

Section 7.2	The Lessor will make use of the permission to charge the Lessee’s account only in accordance with and subject to the provisions of this Agreement.

Section 7.3

The word “two” will be replaced by the word “three”; after the text “which will be owed to the Lessor by the Lessee, on the determined date, with respect to the aforementioned payments”, the following text will be added: “and have not been paid to the Lessor also at the end of 30 days after the date of provision of written warning to the Lessee”; the text “all other payments of Services Fees, and the Lessee will be required to pay the entire Rent with respect to the entire Lease Period, which have not yet been paid by that date, after the end of two business days”, will be replaced by the following text: “all other payments of Service Fees with respect to the coming six months which have not yet been paid, and the Lessee will be required to pay them at the end of five business days”.

Section 7.4	Cancelled.

Section 8.1.1

Notwithstanding the provisions of section 8 of the Agreement, it is hereby clarified that that during the Lease Period, the Lessee will bear the payments, fees, municipal taxes, taxes, and other payments with respect to the Leased Property, provided that the foregoing apply by law to a lessee and/or occupant and/or user of a leased property.

However, it is hereby expressly agreed that in any case, the Lessee will pay the municipal taxes with respect to the Leased Property and its proportional share of the common areas, including if those apply by law to the owner. If is further clarified that insofar as betterment fees will be imposed due to the Lessee’s use of the Leased Property, in a manner which deviates from the Lease Period — the Lessee will pay the aforementioned fees.

Section 8.1.3

Tax invoice with respect to each of the payments which apply to the Lessee and which are intended for payment by the Lessee to the Lessor, will be furnished to the Lessee within 7 days after the execution of payment.

Section 8.1.4	After the words “which applies to this Agreement”, the following text will be added: “insofar as the foregoing applies by law”.

Section 8.1.8	Cancelled.

Section 8.2	The word “second” will be replaced by the word “five”; the words “7 days” will be replaced by the words “10 days”.

Section 10

The Service Fees which will be performed by the Lessee will be according to the conventional practice, from time to time, in the Building, and will be paid with the addition of duly payable VAT and linkage to the Index, according to the conventional practice in the Building. According to the Lessor’s calculation, for 2008, the Service Fees with respect to 2008 will amount to a total of approximately NIS 7.13 for each gross square meter of the area of the Leased Property, per month, linked to the consumer price index published with respect to August 2006 (104.7 points, 2002 base), and with the addition of duly payable VAT. The foregoing will not derogate from the Lessor’s right to update the amount of the Service Fees, in accordance with the provisions of this Agreement. The specification of the services given by the Lessor and/or by any other party on its behalf is attached to this Agreement as Annex “G”.

Section 10.1.2	No central air conditioning system in installed in the Building.

Section 10.2

Notwithstanding the provisions of this section, it is hereby agreed that the Lessor will be responsible to repair any defects in the envelope of the Leased Property, which constitutes a part of the Building’s construction, and to repair any defects and faults in public systems installed in the structure of the Building (including public systems which pass through the Leased Property, such as the air conditioning, electrical and sewage systems), throughout the Lease Period, save in the event that the defects or faults have been caused due to any unreasonable action and/or omission by the Lessee, or by any other party on its behalf, in which case the Lessee will be responsible the repair.

Section 10.3

The Service Fees per gross square meter which will be charged to the Lessee will be at a rate identical to the management fees per gross square meter which will be charged to businesses in the Park of the same type as the business managed in the Leased Property. The foregoing will not derogate from the Lessor’s right to charge additional or greater Service Fees from the Lessee, with respect to any special expense, in accordance with the provisions of this section 10.3.

Section 11.1

The Lessor undertakes to sign, upon the written request of the Lessee, any document and/or request which will be reasonably required for the purpose of obtaining a license for the business and/or any other permit which is required to operate the Lessee’s business in the Leased Property for the Lease Purpose, as specified in this Agreement, by virtue of law and subject to the provisions of this Agreement and of the law, provided that the Lessor will not be obligated and/or liable in any manner for the foregoing, and also provided that the Lessor does not incur any expenses whatsoever as a result of the foregoing. For the avoidance of doubt, it is hereby clarified that this undertaking of the Lessor shall not derogate from the Lessee’s responsibility and undertaking to obtain the aforementioned licenses, as specified in this subsection.

It is hereby clarified that insofar as a demand will be received from a legally competent authority (hereinafter: the “Competent Authority”) to perform in the Leased Property works in connection with the installation of fire extinguishing systems in and/or outside of the area of the Leased Property, the Lessee will perform, independently, and at its own expense and liability, the works required to install plumbing, sprinklers, and detection systems inside the Leased Property, in an internal location which will be determined in connection with the Lessor’s consultants and/or any other works which will be required by the Competent Authority, in coordination with the Lessor. The connection of sensors to the central detection system will be performed by the Lessee, and at its expense and liability. The Lessee will be required for adjusting the secondary system of pipes, sprinklers and fire detection in the area of the Leased Property, including planning the aforementioned adjustment. The pipes providing water supply to sprinklers, until the entrance to the Leased Property (including the emergency water reservoir) will be performed by the Lessor and at its expense.

Section 12

Insofar as the Lessee will request to perform in the Leased Property any modification and/or renovation and/or construction and/or adjustment works, the foregoing works will not be performed in any manner that than that specified in this section below:

1.              Prior to the commencement of the performance of the works, the Lessee will furnish to the Lessor a set of architectural plans, as well as detailed plumbing, electrical, air conditioning and safety plans, with the addition of bills of quantities and a technical specification, which will hereinafter jointly be referred to as: the “Plans”. The Lessee will not perform works of any kind whatsoever in the Leased Property, in any manner other than in accordance with the Plans and technical specifications which have been approved in advance and in writing by the Lessor, in its exclusive judgment, which will be exercised for relevant reasons, and in accordance with the instructions issued by the safety consultant, whose identity will be approved by the Lessor. It is hereby clarified, regarding this matter, that any refusal with respect to modification of the construction or envelope of the Building, or its systems, will not be considered unjustified (all of the aforementioned works, insofar as they are approved in writing by the Lessor, shall hereinafter be referred to as: the “Construction Works”). The Lessee will also furnish to the Lessor, prior to the commencement of the works, the list of the systems consultants and contractors with whom the Lessee intends to engage for the purpose of planning the Construction Works (hereinafter: the “Systems Consultants” and “Contractors”). The Lessee will perform the Construction Works only in accordance with plans which have been prepared through the Systems Consultants which have been approved in advance and in writing by the Lessor, in its exclusive judgment, which will be exercised for relevant reasons, and the Lessee will have no claim and/or demand in connection therewith. The Lessor undertakes to provide its approval or remarks regarding the Plans, the Systems Consultants and/or the Contractors, as early as possible, after the date of receipt of the Plans or the Lists, as applicable.

2.              The process of performing the works will be executed in full coordination with the Lessor, and including updating the Lessor regarding any material details. Material changes to the Lessee’s Plans and/or Specifications, if any, will only be performed after the Lessor has given its consent, and will be submitted to the Lessor for approval prior to their performance, and will not be performed unless such approval has been given. Particularly, but without derogating from the generality of the foregoing, it is hereby emphasized that the Lessee will not perform any action and/or cause any damage to the envelope of the Building, including due to the drilling of holes and/or openings, etc.

3. The Lessee hereby undertakes that the Contractors operating on its behalf, who will perform the works in the Leased Property, will be licensed, authorized and reputable contractors in the field. It is hereby clarified that that the Lessee will be responsible for ensuring that the Contractors on its behalf, who will perform the works, will perform examination repairs, including as required by law, regarding all works in the Leased Property. The Lessee further undertakes that all materials and products which are intended for the performance of the works will be of acceptable quality and type, and will be in accordance with the current Israeli standards.

4.              The Lessor will bear no liability whatsoever with respect to the Lessee’s works, and the Lessee will bear exclusive liability for all matters associated with and involved in the performance of the Lessee’s works, including liability for any physical injury or damage to property which has been caused, if any, to any third party, to the property of the Lessor and/or to the property of the Lessee and/or to the property of any third party. Additionally, the Lessee and the Lessee alone will be exclusively responsible for the quality of the materials and the works, including for the performance of the Lessee’s works in accordance with the Plans, and the performance thereof in accordance with any law, and the Lessee will be exclusively responsible for performing and repair and examination regarding the works, at its own expense, during the Lease Period of the Leased Property.

5.              The Lessee undertakes to prepare and to maintain valid, throughout the entire period of the works in the Leased Property, appropriate insurance policies for all conventional risks regarding the performance of works of the same type as the Lessee’s works, and will present to the Lessor a certificate of insurance regarding the Construction Works, in the wording attached as Annex “D1” to this Agreement, before the commencement of the works, and before the introduction of any equipment whatsoever by the Lessee, or on its behalf, into the area of the Leased Property.

6.              Without derogating from the Lessee’s liability under this Agreement, and without imposing on the Lessor any liability whatsoever, the Lessor will be entitled to enter the Leased Property, through a representative on its behalf, at any time during the performance of the works, subject to advance coordination with the Lessee, for the purpose of verifying the fulfillment of the provisions of this Agreement by the Lessee, including examination of the quality of the materials used by the Lessee in the performance of the works and the performance of works in accordance with the approve Plans. In the event that the Lessor has found that the Lessee is not strictly fulfilling all of the provisions of this Agreement, the Lessor will be entitled to instruct the Lessee, through its representatives in the field, to perform any actions which is required of the Lessee in accordance with this Agreement, or to refrain from performing any action which is prohibited under the provisions of this

Agreement.

7.              Without derogating from any of the provisions of this Agreement, the Lessee hereby expressly declares that it bears exclusive and sole responsibility for obtaining any license and/or permit and/or authorization for the performance of the works, and that it undertakes to perform and to supervise all works in accordance with this Agreement and the provisions of any applicable law. Any permission or authorization, insofar as any will be given by the Lessor to the Lessee, will be valid only subject to the provisions of the law.

8.              The Lessee undertakes to perform the works in a manner which will prevent, as much as possible, and reduce to the absolute minimum, any disruption to the areas surrounding the area of the Leased Property, and undertakes to take all reasonable measures in order to prevent and/or reduce such disruption.

9.              During the performance of the works, and after their conclusion, the Lessee will remove, independently and at its own expense, any waste, of any kind whatsoever, including construction waste, assistive materials, residues, packaging residues, etc., to an authorized waste removal site, and in accordance with the law.

10. Without derogating from the foregoing, the Lessee undertakes to fulfill all of the provisions of Annex “E” of this Agreement regarding heat works.

11.       Subject to and following the performance of the provisions of this section, including the examination and approval of the Construction Works by the Lessor, and subject to and following the Lessor’s signing of a latter certifying the absence of claims in connection with the works, the presentation of the Contractors’ invoices, the transfer of tax invoices by the Lessee, prepared in the name of the Lessor, with respect to payments for the Construction Works which are fixed and which constitute a permanent connection to the additional area (as opposed to furniture and/or Chattels, etc.), the Lessor will participate in the costs of the Construction Works which were actually spent, up to a total of NIS 267,433 (which are $150, calculated according to the known US Dollar exchange rate on the signing date of this Agreement, for each square meter of the gross area of the Leased Property), with the addition of duly payable VAT, and with the addition of linkage differentials (where the Base Index will be as specified in section 7 of the Agreement) (hereinafter: the “Construction Budget”). the Construction Budget will be paid to the Lessee according to the end of months + 60 days method. It is hereby agreed that insofar as the Construction Budget will not be used in full, and insofar as the Lessee will perform, to the Lessor’s satisfaction, the works specified in section 11.1 of this Annex, the balance of the Construction Budget will be paid to the Lessee as the Lessor’s participation in the performance of the works specified in section 11.1 above.

The Lessor will cooperate with the Lessee and with the entities performing the Construction Works on its behalf, and will act, as much as possible, not to disrupt the performance of the Construction Works, and to allow the Lessee, the Contractors, the employees, representatives and any other person which the Lessee desires to introduce into the Leased Property and/or into the Building for the purpose of performing the Construction Works, including allowing entry and access into the Park for various work vehicles, for the purpose of the performance of the Construction Works, in coordination with the Lessor, and subject to the receipt of the Lessor’s advance consent. It is hereby clarified that and agreed that at the end of the Lessee’s lease of the Leased Property, the Construction Works will be the exclusive property of the Lessor, and the Lessee will have no claim and/or demand towards the Lessor with respect to the Construction Works and/or with respect to its investment therein.

Section 14.2	After the text “as specified in section 14.1 above”, the following text will be added: “as a result of use of the Leased Property by the Lessee and/or by any other party on its behalf”.

Section 14.3

The contents of this section will be replaced by the following text “ In the event that any party to this Agreement has not performed any repair which it is required to perform, as stated above, or has not replaced any unit which it is required to replace, as stated above, within 14 days after the provision of written notice, the other party will be entitled, but not obligated, to do so at the expense of the breaching party, and in any case, the breaching party will be required to fully compensate the repairing party with respect to any damage, malfunction, loss or destruction, as stated above.

Section 15.1

The following text will be added at the end of the section: “save for any damages which have been caused as a direct result of any negligent and/or malicious action and/or omission by the Lessor and/or by the management company and/or by any other party on their behalf and/or any damages for which the Lessor and/or the Management Company and/or any other party on their behalf are liable by law”.

Section 15.2

The following text will be added at the end of the section: “save for any damages which have been caused as a direct result of any negligent and/or malicious action and/or omission by the Lessor and/or by the management company and/or by any other party on their behalf and/or any damages for which the Lessor and/or the Management Company and/or any other party on their behalf are liable by law”.

Section 15.3

The words “and the Lessee alone” will be erased; after the text “any offense which may occur “, the following text will be added: “by the Lessee and/or by any entity over which the Lessee holds controls”. Additionally, it is hereby agreed that that the provisions of this subsection will not apply regarding any damages which have been caused as a result of any negligent and/or malicious action and/or omission by the Lessor and/or by the Management Company and/or by any on their behalf (where, for this purpose, the other occupants of the Building will be considered as “other parties on behalf of” the Lessee, provided that the Lessee had no control over the actions / omissions of the other occupants of the Building).

Section 15.4

The following text will be added to the end of the section: “subject to a ruling whose execution will not be stayed”. The provisions of this subsection will apply subject to the provision of notice by the Lessor regarding aforementioned the claim and/or charge, and provided that the Lessee has not been given reasonable opportunity to defend against them. Additionally, it is hereby agreed that any settlement in connection with the aforementioned charge and/or claim will be performed in coordination with the Lessee.

Section 16	The provisions of section 16 of the Lease Agreement will be replaced by the following text:

“16A.                     Subject to the provisions of the Agreement on all matters associated with obtaining permission to perform the works in the Leased Property, in the event that any works whatsoever have been performed in the Leased Property, as stated above, by the Lessee and/or on its behalf, prior to the initial occupation of the Leased Property by the Lessee and/or on any date during the Lease Period, the Lessee undertakes to furnish to the Lessor and to the Management Company the certificate of insurance for construction works, which is attached to this Agreement as Annex “D1” and which constitutes an inseparable part thereof (hereinafter, respectively: the “Certificate of Insurance for Construction Works” and the “Construction Works Insurance”), signed by the insurer.

16B.                           Without derogating from the liability and undertakings of the Lessee under this Agreement and/or by law, beginning on the date of introduction of any assets and/or property whatsoever into the Leased Property, save for property which is included in the works which are insured under the Construction Works Insurance, as specified in Annex “D1”, or from the commencement date of this Agreement, whichever is earlier, the Lessee undertakes to acquire, at its own expense, and to maintain valid, throughout the entire Lease Period, the insurance policies specified below (hereinafter: the “Lessee’s Insurance Policies”):

16.1.                          Property insurer — insurance to cover the entire worth and restatement value of the contents of the Leased Property and/or other property which is owned by the Lessee or for which the Lessee is responsible, and which is located outside of the Leased Property, including any correction, modification, improvement, renovation and addition to the Leased Property which have been performed and/or which will be performed by the Lessee and/or on its behalf (however, excluding works which have been performed by the Lessor and/or the Management Company), against the risks conventionally covered in extended fire insurance, including: fire, smoke, lightning, explosion, earthquake, storm, flood, damage due to water or other liquids, rupture of pipes, damage caused by aircraft, supersonic boom, collision, strikes, riots, malicious damages and break-ins.

16.2                             Loss of profit insurance for the Lessee, excluding loss of rent, Parking Fees and management fees to the Lessor and to the Management Company (if any) to the Lessee, due to any damage which has been caused to the Leased Property and/or to its contents, due to the risks which are covered, as stated above, in accordance with section 16.1 above (excluding break-in) for an indemnification period of 12 months.

Notwithstanding the foregoing in this section 16.2, it is hereby agreed that the Lessee will be entitled not to prepare loss of profit insurance as specified above in this section 16.2, in whole or in part; however, the exemption specified in section 16.5.12 below will apply as if the aforementioned insurance had been prepared in full.

The insurance policies specified in section 16.1 and 16.2 above will include an express clause stipulating that the insurers waive their subrogation rights towards the Lessor and/or the Management Company and/or their employees and managers, including employees of manpower companies who are hired through invoices by the Lessor and/or the Management Company, as well as corporate officers or companies under their control who are hired through invoices, and also towards the other lessees and/or occupants of areas in the Building and/or their employees and managers, whose insurance policies include a waiver clause regarding subrogation rights towards the Lessee, provided that the waiver of subrogation rights will not apply towards any person who has caused malicious damages.

The Lessee undertakes to update the insurance amounts with respect to the insurance policies specified in sections 16.1 and 16.23 above, from time to time, in a manner which ensures that they will reflects, at all times, the entire value of the subjects covered under the applicable insurance.

16.3                             Third party liability insurance — insurance to cover the Lessee’s liability towards the Lessor and/or towards any third party whatsoever, in accordance with the laws of the State of Israel, with liability limits in New Israeli Shekels equal to USD 1,000,000 per incident and in total for the annual insurance period.

The aforementioned insurance will not be subject to any limit as to liability due to fire, panic, explosion, lifting, loading and unloading devices, defective sanitary facilities, poisoning, any harmful substances in food or beverage, strike or lockdown, liability with respect to and towards contractors, subcontractors and their employees, as well as subrogation claims by the National Insurance Institute.

The aforementioned insurance will be extended to include indemnification towards the Lessor and the Management Company as additional insurants with respect to their liability for the actions and/or omissions of the Lessee, subject to a cross liability clause, according to which the insurance will be considered as if it had been prepared separately for each individual in the insurant, and including specification that the Lessor and/or the Management Company are not responsible for the payment of any premiums whatsoever.

16.4                             Employers’ liability insurance with respect to the Lessee’s liability towards the employees who are employed by the Lessee, pursuant to the Torts Ordinance (New Version) and/or the Liability for Defective Products Law, 5740-1980, with respect to any death and/or physical injury which has been caused to any employee as a result of an accident or illness during or due to their work, with liability limits of USD 5,000,000 (five million US Dollars) per injured party, per event, and in total per annual insurance period.

The aforementioned insurance policy will not include any restriction as to work hours, work at height and in depth, contractors, subcontractors and their employees (in the event that these are considered employees of the Lessee), baits and poisons, and regarding the employment of minors.

The aforementioned insurance will be extended to include compensation to the Lessor and/or the Management Company, if these are considered employers of any or all of the Lessee’s employees.

16.5 The Lessee’s Insurance Policies, as specified above, will be subject to the following provisions:

16.5.1 The insurance policies will be prepared by the Lessee and at the Lessee’s expense, through a duly licensed insurance company in Israel.

16.5.2 The Lessee undertakes to pay the premiums on the dates which have been agreed upon with the insurer.

16.5.3                   The Lessee’s Insurance Policies will include an express condition stipulating that they take precedence over any insurance which has been prepared by the Lessor and/or by the Management Company, and that the insurer waives any demand or claim regarding the involvement of the insurance policies of the Lessor and/or the

Management Company. Additionally, the insurer will undertake that the policies will not be reduced or canceled unless written notice has been delivered, through registered mail, to the Lessor, at least 30 days in advance.

16.5.4                   With no need for issuance of demand on the part of the Lessor, the Lessee hereby undertakes to furnish to the Lessor, no later than the commencement date of the Lease Period, or the date of introduction of any assets whatsoever into the Leased Property, whichever of these two dates is earlier, a certificate of insurance with respect to the Leased Property, in the wording attached to this Agreement as Annex “D”, duly signed by the insurer. The Lessee declares that it is aware that the presentation of the aforementioned certificate of insurance with respect to the Leased Property constitutes a suspending and preliminary condition for the commencement of the Lessee’s activities in the Leased Property and/or for the introduction of any assets whatsoever into the Leased Property, as stated above and the Lessor will be entitled to prevent the Lessee from performing its activities in the Leased Property and/or from introducing assets, as stated above, in the event that the aforementioned approval has not been presented to it before the date specified above.

16.5.5                   For the avoidance of doubt, it is hereby clarified that any failure to present the certificates of insurance, as stated above, will not injure the Lessee’s undertakings under this Agreement, including, but without derogating from the generality of the foregoing, for the execution of any payment which applies to the Lessee, and the Lessee undertakes to fulfill all of its undertakings under this Agreement, including if it is prevented from performing works and/or receiving possession of the Leased Property and/or introducing assets into the Leased Property and/or opening its business in the Leased Property, due to a failure to present the certificates of insurance in a timely manner.

In this context, it is hereby clarified that the preparation of the aforementioned insurance policies by the Lessee will not reduce or derogate, in any manner whatsoever, from any of the Lessee’s undertakings under this Agreement, and will not release it from its obligation (if any) to compensate the Lessor and/or any other party on its behalf, and any person whatsoever, with respect to any damage whatsoever for which the Lessee is liable under this Agreement and/or by law.

16.5.6                   No later than the conclusion date of the periods of the Lessee’s Insurance Policies, the Lessee undertakes to furnish to the Lessor and/or to as part of on its behalf a certificate of insurance, as specified in section 16.5.4 above, regarding the extension of its validity for an additional year.

16.5.7                   The Lessor and/or the Management Company will be entitled to evaluate the certificates of insurance which have been presented by the Lessee, as stated above, and the Lessee undertakes to perform any modification or correction which may be required in order to adjust them to its undertakings, as specified in this Agreement. The Lessee declares and undertakes that the rights of the Lessor and/or the Management Company regarding conducting the examination, and regarding the demand for modifications, as specified above, do not impose on the Lessor and/or the Management Company and/or any other party on their behalf any duty or liability whatsoever regarding the certificates of insurance and policies, nor regarding their provisions, scope, and validity, or regarding any absence thereof, and the foregoing will not derogate from any obligation whatsoever which applies to the Lessee under this Agreement, regardless of whether or not they have demanded it, and regardless of whether or not they have performed any examination.

16.5.8                   The Lessee undertakes to comply with all terms of the policies specified above in this section, to pay the insurance premiums in full and on time, and to ensure and verify that the insurance policies for the Leased Property are renewed from time to time, as required, and will remain valid throughout the entire Lease Period.

16.5.9                   In the event that the Lessee has not fulfilled its undertaking under the entire section 16 above, the Lessor and/or any other party on its behalf will be entitled, but not obligated, to prepare the insurance policies or any part thereof in place of the Lessee and at the Lessee’s expense, and/or to pay in its place any amount whatsoever, without derogating from the Lessor’s right to any other remedy.

16.5.10 Cancelled.

16.5.11 Cancelled.

16.5.12            The Lessee hereby exempts the Lessor and/or the Management Company and/or their employees and managers, including employees of manpower companies who are hired by the Lessor and/or the Management Company through invoices, and corporate officers or companies under their control who are hired through invoices, and/or the other occupants of parts of the Building and/or their employees and managers, whose lease agreements, or any other agreements which confer upon them rights to the Building, include a corresponding exemption towards the Lessee, from liability with respect to damage for which the Lessee is entitled to indemnification in accordance with the insurance policies which are prepared in accordance with sections 16.1 and 16.2 above (or for which it would have been entitled to indemnification if not for the deductibles specified in the policy); however, the aforementioned exemption will not apply towards any person who has caused malicious damages.

16.6                             The Lessor undertakes to acquire and to maintain valid, whether independently or through the Management Company, throughout the entire Lease Period, the following insurance policies (hereinafter: the “Lessor’s Insurance Policies”):

16.6.1                   Extended fire insurance, to cover the entire worth and restatement value of the parts of the Building which are owned by the Lessor, and expressly including the Building of the Leased Property, including its appendages, including contents and/or other property which is owned by the Lessor and/or the Management Company, as well as any additions and improvements which have been performed in the Leased Property by the Lessor and/or by the Management Company, against the risks conventionally covered by extended fire insurance, including smoke, lightning, explosion, earthquake, riots, strikes, malicious damages, storm, flood, damages due to water and other liquids and the rupture of pipes, harm caused by aircraft, supersonic boom, collusion or break-in, and also against any additional risk which is required in the opinion of the Lessor and/or the Management Company and/or any other party on their behalf, in their exclusive judgment, provided that the insurance amount is no lower than the restatement value of the Building of the Leased Property, including its appendages.

The insurance will include a clause stipulating a waiver of subrogation rights towards lessees and/or occupants in the Building of the Leased Property, and expressly towards the Lessee and/or its employees and managers, including employees of manpower companies who are hired by the Lessee through invoices, and corporate officers or companies under their control, who are hired by the Lessee through invoices, provided that the foregoing regarding the waiver of subrogation rights will not apply towards any person who has caused malicious damages.

For the purpose of the provisions of this section, the term “Building of the Leased Property” will include all systems which constitute an inseparable part of the Building, and expressly will not include the content of the leased properties and any addition, correction, modification, improvement or extension which have been performed in the leased properties by the lessees or as part of on their behalf.

The insurance premiums which the Lessor will be required to pay with respect to the insurance for the Building of the Leased Property will be paid to it by the Lessee (in accordance with its proportional share of the Leased Property), within 7 days after the date of demand by the Lessor.

16.6.2                   Resultant loss insurance, including loss of rent and management fees and Parking Fees (if any) to the Lessor and/or to the Management Company as a result of loss or damage to the Building of the Leased Property due to the risks specified in section 16.6.1 above, for a period of no less than 12 months.

It is hereby agreed that the Lessor and/or the Management Company will be entitled not to prepare resultant loss insurance, as specified in this section 16.6.2 above, in whole or in part; however, the provisions of section 16.6.3 below will apply as if the aforementioned insurance had been prepared in full.

The aforementioned insurance policy will include a waiver regarding subrogation rights towards lessees and/or occupants in the Building of the Leased Property, and expressly towards the Lessee and/or its employees and managers, including employees of manpower companies who are hired by the Lessee, through invoices, and corporate officers or companies under their control, who are hired by the Lessee through invoices, provided that the foregoing regarding the waiver of subrogation rights towards lessees and/or occupants in the Building of the Leased Property, with respect to damage caused by them, will not apply towards any person has caused malicious damages.

16.6.3                   The Lessor hereby exempts the Lessee and/or its employees and managers, including employees of manpower companies who are hired by the Lessee through invoices and corporate officers or companies under their control who are hired by the Lessee through invoices, in its name and in the name of the Management Company, from liability with respect to damages for which they are entitled to compensation in accordance with the insurance policies which have been prepared in accordance with sections 16.6.1 and 16.6.2 above (or for which they would be entitled to compensation if not for the deductibles specified in the policies); however, the aforementioned exemption from liability will not apply towards any person who has caused malicious damages.

Notwithstanding the foregoing, in the event of the occurrence of an insurance event which is insured under sections 16.6.1 and 16.6.2, in circumstances for which the Lessee is liable, in accordance with the Agreement and/or by law, the Lessee will bear the amount of incurred damages up to the amount of the deductibles specified in the aforementioned policies, provided that the amount paid by the Lessee, as stated above, with respect to each event, does not exceed USD 10,000.

16.6.4 Third party liability insurance, with liability limits of $3,000,000 (three million US Dollars) per event and cumulatively in accordance with the policy, which covers the legal liability of the Management Company and the Lessor with respect to physical injury or harm to property, which may be caused to the person and/or property of any person or legal entity whatsoever in the Building and in its surrounding area. The aforementioned insurance policy will not be subject to any restriction as to liability due to fire, explosion, panic, poison, lifting, loading and unloading devices, animals, strikes and lockdowns, liability with respect to and towards contractors and subcontractors (of any rank) and their employees, as well as subrogation claims from the National Insurance Institute. The insurance will be extended to include indemnification of the Lessee with respect to any liability which may be imposed on the Lessee due to any action and/or omission of the Management Company and/or the Lessor and/or any other party on their behalf, for each one of the individuals in the insurant.

16.6.5                   Employers’ liability insurance covering the liability of the Management Company and the Lessor towards their employees, with respect to physical injury and/or profession illness which may be caused to any of the foregoing, during and due to their work in the Building and its surrounding area, with liability limits of $5,000,000 per claimant, per event and cumulatively in accordance with the policy. This insurance will not include any restriction regarding works at height and depth, work hours, baits and poisons, contractors, subcontractors and their employees (in the event that these are considered employees of the Lessor and/or the Management Company), and regarding the employment of minors. The insurance will be extended to include indemnification of the Lessee in the event that it is claimed, regarding the occurrence of any work accident and/or professional illness whatsoever, that it bears any employer’s obligations whatsoever towards any of the employees of the Management Company and the Lessor.”

Section 17.1	After the words “and any entity acting on their behalf”, the following words will be added: “subject to advance coordination with the Lessee”.

Section 18.1

Notwithstanding the provisions of this section, it is hereby agreed that the Lessee will be entitled to assign its obligations and rights under this Agreement, as an entire single unit, to an alternative lessee (hereinafter: the “Alternative Lessee”), who will continue operating the Leased Property for the Lease Purpose, as defined in this Agreement, for the remainder of the Lease Period in the Leased Property, and for the Lease Period only. The foregoing will apply subject to the stipulation that the identity of the Alternative Lessee will be subject to the advance written approval of the Lessor, in the Lessor’s exclusive judgment, and for relevant reasons only. Without derogating from the foregoing, it is hereby clarified that any refusal by the Lessor due to unsuitability of the Alternative Lessee, in light of matters associated with the reputation and/or reliability and/or economic ability of the Alternative Lessee, will not be considered unjustified refusal.

In the event that the Alternative Lessee has been approved, subject to the foregoing, and without derogating from the Lessee’s undertakings under this Agreement, the Alternative Lessee will accept all of the Lessee’s obligations and undertakings under this Agreement, and in the Lessor’s discretion, will be required to sign a lease agreement in the wording conventionally practiced by the Lessor, under reasonable conditions, according to the conventional practice in the Park at that time, and under commercial terms which will not be inferior to the terms of the Lessee’s Lease in accordance with this Agreement. Additionally, the Lessee will pay all handling fees and all expenses spent by the Lessor due to the transfer of the aforementioned rights and obligations. it is hereby clarified that and agreed that in the event that the Alternative Lessee has been approved, as stated above, the Alternative Lessee will not be entitled to transfer its rights to the Leased Property. It is hereby emphasized that, within the framework of the transfer of the rights and obligations, as stated above, in addition to the signing of the Lease Agreement between the Lessor and the Alternative Lessee, a tri-party agreement (between the Lessor, the Lessee and the Alternative Lessee) will be signed, which will set forth the rights to the Leased Property from the Lessee to the Alternative Lessee.

Subject to the signing of the aforementioned tri-party agreement, the Alternative Lessee’s signing of a lease agreement, and the full and timely fulfillment of the Lessee’s undertakings, until the transfer date of the rights and obligations to the Alternative Lessee — the Lessee will be exempt from its undertakings under this Agreement, beginning on the date of the transfer of the rights and obligations to the Alternative Lessee.

It is hereby agreed that the Lessee will be entitled to allow a sublessee on its behalf (hereinafter: the “Sublessee”) to make use of all or parts of the additional area. The foregoing will apply subject to the stipulation that the Lessor will provide its advance written consent for the Sublessee and for the scope of the areas which the Lessee will use, in the exclusive judgment of the Lessor, and for relevant reasons only. It is hereby clarified that any refusal by the Lessor regarding the identity of the Sublessee for reasons associated with the reputation and/or economic stability of the Sublessee and/or the unsuitability of the Sublessee to the mix of business in the Park will not be considered unjustified refusal. In the event that the identity of the Sublessee has been approved, subject to the foregoing, and without derogating from the Lessee’s undertakings under this Agreement, the Sublessee will accept upon itself all of the obligations and undertakings of the Lessee under this Addendum. For the avoidance of doubt, the Lessor will bear no cost and/or expense and/or liability whatsoever in connection with the Sublessee’s use of the additional area, including as regards internal adjustments of the internal area for the purposes of the Sublessee. It is hereby expressly emphasized that the Sublessee’s aforementioned lease will be implemented and set forth only upon the signing of a licensee document by the Lessor, the Lessee and the Sublessee, in the wording conventionally practiced by the Lessor, which confers upon the Lessee the status of “licensee” towards the Lessor, and subject to the fulfillment of its terms.

Section 19.1

The text “the Agreement has been cancelled” will be replaced with the text “the Agreement has been cancelled in the appropriate manner”; the words “sections 3.2 and 12 above” will be replaced with the words “section 12 above”.

Section 19.2

In the second paragraph, the words “and it is hereby agreed, regarding any payment of Service Fees, as stated above, delay in vacation of part of one month will be considered delay of an entire month.”

Appropriate Service Fees per day will be in a sum equal to the monthly Rent divided by 30.

Section 19.4	After the words “and all expenses associated therewith”, the following text will be added: “subject to the presentation of appropriate authorizations”.

Section 19.6

It is hereby agreed that between the parties that the exercise of the Lessor’s authorities under this section is conditional upon the provision of written notice to the Lessee at least 21 days in advance.

Section 20.1.3	After the words “after their expiration dates”, the following words will be added: “subject to the Lessor’s provision of written notice regarding the foregoing”.

Section 20.2	The following text will be added at the end of the section: “subject to the provision of written notice to the Lessee 7 business days in advance”.

Section 20.4	The following text will be added to the beginning of the section: “Subject to the provisions of section 20.2”.

Section 20.5

It is hereby agreed that insofar as all receipts and authorizations regarding the execution of the various payments by the Lessee have been presented, before 90 days have passed since the date of return of the Leased Property, the Lessor will return the bank guarantee to the Lessee, as close as possible after the date of receipt of all receipts and authorizations, as stated above.

Section 21

The words “immediately upon its demand” will be replaced with the words “within 14 days after the receipt of its written demand”; the following text will be added at the end of the section: “subject to the presentation of appropriate authorizations”.

Section 22

The following text will be deleted: “(unlinked), or linkage differentials due to the increase of the consumer price index, from the date when the Lessee was required to execute the payment to the Lessor, until the actual execution thereof, with the addition of interest of 48% per year.

Notwithstanding the provisions of this section, it is hereby agreed that three delays of up to five days each on the part of the Lessee in the execution of any payment whatsoever to the Lessor during the Lease Period will not bear interest in arrears. Any arrears beyond the foregoing and/or any arrears in the execution of such payment which exceeds five days will bear interest in arrears with respect to the entire period of arrears, in other words — beginning from the effective date for payment, until the actual payment date.

Section 23.1	Before the words “damages and losses”, the following word be added: “proven”.

Section 23.2	Before the word “warning”, the word “written” will be added; the words “15 days” will be replaced with the words “20 days”; the words “10 days” will be replaced with the words “20 days”.

Parking

During the Lease Period of the Leased Property, the Lessee will be entitled to make use, for parking purposes only, of 12 Parking Spaces (hereinafter: the “Parking Spaces”), which will be allocated to it by the Lessor in the Parking lot in buildings 1-3 of the Park. With respect to each Parking Space, the Lessee will pay to the Lessee an amount in NIS equal to NIS 220 per month, with the addition of duly payable VAT, with this amount being linked to the Base Index. The Lessor will be entitled to change the location of the Parking Spaces from time to time, subject to the provision of advance notice, provided that the alternative Parking Spaces are also located in the aforementioned Parking Lot.

Annex “B” — Site Plan

Annex “C”

Annex “D”

Certificate of Insurance for the Leased Property

Date:

Attn.:

Africa Israel Properties Ltd. and/or subsidiaries and/or associate companies and/or consolidated companies

4 Derech HaHoresh St.

Yehud

(Hereinafter, jointly: the “Lessor”)

Dear Sir/Madam,

Re: Certificate of Insurance for the Leased Property

We hereby affirm that we have prepared for               (hereinafter: the “Lessee”) property insurance in connection with section 16 of the agreement between you and the Lessee dated           , as specified below, with respect to the property located in Kiryat Weizmann — Science Park in Ness Tziona (hereinafter: the Leased Property”), for the period from        to         (at midnight) (hereinafter: the “Insurance Period”), in accordance with the following conditions, where the scope of cover given in accordance with the aforementioned insurance policy does not exceed the scope of cover in accordance with the text of the policy known as “Bit” 2008, or any other text which may come in its place:

1.              Property insurance — This policy will insure the full worth and full restatement value of the contents of the Leased Property, the equipment of the Leased Property, the equipment used for the Leased Property which is owned by the Lessee and/or for which the Lessee is responsible and which is located outside to the Leased Property in the area of the Building, as well as any repair, modification, improvement, renovation and addition to the Leased Property which have been performed and/or which will be performed by the Lessee and/or on its behalf, as well as furniture, equipment, facilities and inventories of any kind whatsoever, against the risks conventionally covered under extended fire insurance, including the following risks: loss or damage due to fire, smoke, lightning, explosion, earthquake, riots, strikes, malicious damages, flood, damages due to storms, damage due to vehicles and aircraft, damage due to water and other liquids and the rupture of pipes, damage due to supersonic booms, as well as damages due to collision and break-in.

2.              Resultant loss insurance, excluding loss of rent and management fees and parking (if any), which the Lessee has incurred due to the risks specified in subsection 1 above, according to their full value, for a reimbursement period of 12 months.

The insurance policies specified in subsections 1 and 2 above include an express condition stipulating that the insurer waives any subrogation rights towards the Lessor and/or towards the management company of the Park (hereinafter: the “Management Company”) and/or their employees and managers, including employees of manpower companies who are employed through invoices, and towards the other lessees and/or other occupants of areas in the Building and/or their employees and managers, whose insurance policies include a clause regarding the waiver of subrogation rights towards the Lessee, provided that the waiver of subrogation rights will not apply towards any person who has caused malicious damages.

3.              Third party liability insurance — to insure the Lessee’s legal liability towards any third party whatsoever, including its guests, invitees, and customers, as well as the Lessor, the Management Company and any other party on their behalf or in their name, with liability limits of $1,000,000 (one million US Dollars) per event and per annual insurance period. This insurance will not be subject to any restriction regarding liability due to fire, explosion, panic, lifting, loading and unloading devices, defective sanitary facilities, strike and lockdown, liability due to and towards contractors and subcontractors (of any rank) and their employees, poisoning, any harmful substances in food or beverage, as well as claims from the National Insurance Institute. The install will be extended to include indemnification of the Lessor and the Management Company as additional insurants, subject to a cross liability clause, according to which the insurance will be considered as if it has been prepared separately for each individual in the insurant, and including specification that the Lessor and the Management Company are not responsible for the payment of any premiums whatsoever, with respect to their liability as the owner and/or manager of the Leased Property, and with respect to their liability for the actions and/or omissions of the Lessee and/or any other party on its behalf.

4.              Employers’ liability insurance with respect to the Lessee’s liability towards all employees employed by it, with liability limits of $5,000,000 (five million US Dollars) per event and per annual insurance period. This insurance will not include any restriction regarding contractors, sub contractors and their employees (in the event that these are considered employees of the Lessee), work hours, poisons and baits, and regarding the employment of minors, in accordance with the provisions of the law. This insurence will be extended to include indemnification of the Lessor and/or the Management Company, in the event that these are considered employers of all or any of the Lessee’s employees.

We hereby affirm that the aforementioned insurance policies take precedence over any insurance policy which has been prepared by the Lessor and/or the Management Company, and we hereby waive any demand or claim regarding the involvement of the insurance policies of the Lessor and/or the Management Company. We further undertake that the insurance and the policy will not be reduced, and will not be cancelled, during the Insurance Period, unless written notice has been sent to you, via registered mail, 30 days in advance.

Subject to the terms and reservations specified in the original policy, insofar as these have not been expressly modified in accordance with the foregoing.

Sincerely,

Signature of the Insurer

Annex “D1”

Certificate of Insurance for Construction Works

Date:

Attn.:

Africa Israel Properties Ltd. and/or subsidiaries and/or associate companies and/or consolidated companies (hereinafter: the “Lessor”)

4 Derech HaHoresh St.

Yehud

Dear Sir / Madam,

Re: Certificate of Insurance for Construction Works

We hereby affirm that we have prepared for               (hereinafter: the “Lessee”) insurance for construction works, as specified in section       of the agreement between you and the Lessee dated           , as specified below, with respect to the Construction Works in the Leased Property located in Kiryat Weizmann — Science Park (hereinafter: the Leased Property”), for the period from        to         (at midnight) (hereinafter: the “Insurance Period”),

This insurance policy has been prepared in the name of the Lessee, the Lessee’s contractors and sub contractors, the Lessor and the Management Company of the Science Park (hereinafter: the “Management Company”) (hereinafter, jointly: the “Individuals of the Insurant”), and includes the following insurance chapters, where the scope of cover given under the aforementioned insurance will not fall below the scope of cover given in accordance with the text of the policy known as “Bit” 2008, or any other text which may come in its place:

1.              Chapter 1 — “All risks” insurance, covering the entire value of all performed works and of all repairs, renovations, improvements, modifications and additions which will be performed in the Leased Property, as well as insurance for property located nearby the property on which the works are performed, up to a total of $100,000 (five hundred thousand US Dollars) [Translator’s Comment- inconsistency in original document] per event and per annual insurance period.

This chapter includes a clause specifying a waiver of subrogation rights towards the Lessor and/or the Management Company and/or their employees and managers, including employees of manpower companies who are employed by the Lessor and/or the Management Company, through invoices, and corporate officers or companies under their control who are hired through invoices, and also towards lessees and/or occupants of areas in the Park, and their employees and managers, whose insurance policies include a corresponding clause regarding the waiver of subrogation rights towards the Lessee, provided that the waiver of subrogation rights will not apply towards any person who has caused malicious damages.

2.              Chapter 2 — Third party liability insurance, with liability limits of $1,000,000 (one million US Dollars) per event and per annual insurance period.

This chapter includes the Lessor and the Management Company as additional insurants, and is subject to a cross liability clause, stipulating that the insurance will be considered as if it had been prepared separately for each individual in the insurant. It is hereby expressly clarified, for the avoidance of doubt, that the property of the Lessor and/or the Management Company will be considered third party property for the purpose of this chapter.

3.              Chapter 3 — Employers’ liability insurance with respect to liability towards employees, contractors and subcontractors who are hired in the performance of the works, with liability limits of $5,000,000 (five million US Dollars) per event and per annual insurance period.

This insurance does not include any restriction regarding contactors, subcontractors and their employees, or regarding work hours and the employment of minors.

We hereby affirm that these insurance policies take precedence over any insurance policy which has been prepared by the Lessor, and we further undertake that the insurance and the policy will not be reduced, and will not be cancelled, during the Insurance Period, unless written notice has been sent to you, via registered mail, 30 days in advance.

Subject to the terms and reservations specified in the original policy, insofar as these have not been expressly modified in accordance with the foregoing.

Sincerely,

Signature of the Insurer

Annex “E”

Policy Regarding Heat Works

1.              Waste materials, empty boxes, cases and wood and paper waste materials will be removed from the Leased Property by the Lessee on a daily basis, and will be store at a safe distance from the Leased Property, in areas designated for this purpose inside the Park.

2.              “Heat works” will not be performed in the area of the Leased Property within a radius of 10 meters from any inflammable materials whatsoever, in any manner which is not in accordance with the policy specified below:

2.1.         The term “heat works” means the performance of any works which involve the use of welding and/or cutting using heat and/or which involves the use of open fire.

2.2.         Any contractor or subcontractor whose work involves the performance of heat works will appoint a supervisor (hereinafter: the “Supervisors”), who will be responsible for ensuring that heat works are not performed in any manner other than as specified in this policy.

2.3.         Before commencing the performance of any heat works whatsoever, the Supervisor will survey the area in which heat works are intended for purchase, and will verify the removal of all inflammable materials, of any kind whatsoever, located within a min radius of 10 meters from the location where the heat works will be performed, where fixed inflammable materials, which cannot be moved, will be covered with a non-flammable cover.

2.4.         The Supervisor will appoint a person who will be designated as a fire watchman (hereinafter: the “Fire Watchman”), who will be equipped with fire extinguishing equipment as appropriate for the inflammable material located in the area for the performance of heat works (but not less than two properly functioning 6 kg. fire extinguishers during the performance of welding works ). The sole role of the Fire Watchman will be to observe the performance of heat works, and to immediately extinguish any fire which may be caused due to the heat works.

2.5.         The Fire Watchman will be present in the location for performance of the heat works from the start of their performance until at least 30 minutes after their conclusion, in order to verify that no sources of fire remain.

Text of Bank Guarantee

Attn.:

Africa Israel Properties Ltd.

4 Derech HaHoresh St.

Yehud

Dear Sir / Madam,

Re: Bank Guarantee

At the request of            (hereinafter: the “Lessee”), we hereby undertake and guarantee towards you, on behalf of the Lessee, to pay any amount, up to the limit of NIS         , linked to the consumer price index (including fruits and vegetables), as published by the Central Bureau of Statistics, where the Base Index will be the index for the month of      in the year      (hereinafter: the “Guarantee Amount”), in connection with securing the Lease Agreement between you and the Lessee, and to secure the vacation of the Leased Property in accordance with the provisions of the aforementioned lease agreement.

We hereby undertake to pay to you any amount which will be demanded by you, up to the Guarantee Amount, immediately upon your first written demand, and no later than two business days after the date of the demand, with no requirement for you to provide reasons or grounds for your demand.

You will be entitled to demand from us payment of the Guarantee Amount in full, or to demand from us, from time to time, payment of amounts on account of the Guarantee Amount, and in the foregoing case, after each payment, the Guarantee will remain in effect regarding the remaining amounts of the Guarantee, provided that the sum total of all your demands will not exceed the total Guarantee Amount.

This Guarantee will be in effect, in its entirety, until         at 12:00 o’clock, and in general, and any demand issued in accordance herewith must be submitted no later than the foregoing date.

Bank

Annex G — Maintenance and Other Services *

The maintenance company in the Kiryat Weizmann Science Park provides maintenance services for the public areas. The set of provided services includes the following maintenance services:

1.              Routine daily cleaning of the area around the buildings.

2.              Routine cleaning of public areas inside the building.

3.              Routine cleaning of public restrooms (if any).

4.              Routine cleaning of the parking lots.

5.              Removal of waste (excluding exceptional waste).

6.              Removal of cardboard items.

7.              Removal of trees and trimmings.

8.              Maintenance of the external water system.

9.              Maintenance of the public sewage systems.

10.       Maintenance of public electrical systems and street lighting.

11.       Annual thermographic tests of public / main power boards.

12.       Maintenance of sidewalks.

13.       Routine maintenance of signage systems in public areas.

14.       Maintenance of electrical gate systems.

15.       Gardening, including maintenance, installation and replacement of plants, grass and trees.

16.       Rental of security and guard services for the public areas, including hotline services.

17.       Maintenance services for the air conditioning systems which are currently installed in the Leased Property as of the commencement date of the Lease, provided that no modification is implemented to them by the Lessee and/or by any other party on its behalf. For the avoidance of doubt, the handling, repair and maintenance of any air conditioning equipment and/or of the air conditioning units which may be installed by the Lessee in the Leased Property will be performed by the Lessee, and at the Lessee’s exclusive liability and expense.

18.       Maintenance of elevators and performance of periodic tests.

19.       Maintenance of fire detection systems in the public areas.

20.       Handling of fixed and mobile fire extinguishing systems in public areas.

21.       Maintenance of buildings, both internal (public areas) and external.

22.       Maintenance and repairs of sanitation equipment, waste containers, compressors, etc.

The provisions specified above are subject to the provisions of [handwritten correction, including signatures:] the lease agreement which will be signed between the parties.

Collplant Holdings Ltd.

(Formerly — Portfolio Green Ltd.)

Summary Consolidated Statements of Cash Flows

For the 6 Month and 3 Month Periods Ended June 30, 2010

	3 Months Ended June 30		6 Months Ended June 30		Year Ended December 31
	2010	2009*	2010	2009*	2009*
	(Unaudited)				(Audited)
	Thousands of NIS

Cash flows from operating activities:
Net cash used in activities (see annex)	(9,429)	(6,911)	(5,425)	(3,987)	(11,450)
Interest received in cash	11	56	10	52	54
Net cash used in operating activities	(9,418)	(6,855)	(5,425)	(3,935)	(11,396)

Cash flows from investing activities:
Acquisition of fixed assets	(699)	(293)	(200)	(197)	(624)
Sale of fixed assts	10
Acquisition of software programs		(7)			(5)
Sale of assets at fair value through profit and loss		1,307		1,307	1,299
Net cash from investing activities (used in investing activities)	(689)	1,007	(200)	1,110	670

Cash flows from financing activities:
Receipts due to reverse acquisition	13,230		13,230
Exercise of options to employees	482		482
Net cash from financing activities	13,712	—	13,712	—	—

Increase (decrease) in cash and cash equivalents	3,605	(5,848)	8,097	(2,825)	(10,726)
Balance of cash and cash equivalents at start of period	13,568	24,023	8,851	22,720	24,023
Profit (loss) from linkage differentials with respect to cash	437	1,441	662	(279)	271
Balance of cash and cash equivalents at end of period	17,610	19,616	17,610	19,616	13,568

Additional information -
Income tax received (paid)	(15)	26	—	26	—

*Restated, see Note 1C.

The attached notes constitute an inseparable part of these summary financial statements.

Collplant Holdings Ltd.

(Formerly — Portfolio Green Ltd.)

Summary Consolidated Statements of Cash Flows

For the 6 Month and 3 Month Periods Ended June 30, 2010

	3 Months Ended June 30		6 Months Ended June 30		Year Ended December 31
	2010	2009*	2010	2009*	2009*
	(Unaudited)				(Audited)
	Thousands of NIS

Cash flows from operating activities:
Net cash used in activities (see annex)	(9,429)	~~5,470~~ (6,911)	(5,425)	~~4,266~~ (3,987)	(11,450)
Interest received in cash	11	56	10	52	54
Net cash used in operating activities	(9,418)	~~5,414~~ (6,855)	(5,425)	~~4,214~~ (3,935)	(11,396)

Cash flows from investing activities:
Acquisition of fixed assets	(699)	(293)	(200)	(197)	(624)
Sale of fixed assts	10
Acquisition of software programs		(7)			(5)
Sale of assets at fair value through profit and loss		1,307		1,307	1,299
Net cash from investing activities (used in investing activities)	(689)	1,007	(200)	1,110	670

Cash flows from financing activities:
Receipts due to reverse acquisition	13,230		13,230
Exercise of options to employees	482		482
Net cash from financing activities	13,712	—	13,712	—	—

Increase (decrease) in cash and cash equivalents	3,605	~~4,407~~ (5,848)	8,097	~~3,104~~ (2,825)	(10,726)
Balance of cash and cash equivalents at start of period	13,568	24,023	8,851	22,720	24,023
Profit (loss) from linkage differentials with respect to cash	437	1,441	662	(279)	271
Balance of cash and cash equivalents at end of period	17,610	19,616	17,610	19,616	13,568

Additional information -
Income tax received (paid)	(15)	26	—	26	—

Addendum to the Unprotected Lease Agreement

Drafted and signed in Ness Tziona on May 20, 2010

Between

Africa Israel Properties Ltd.

Of 4 Derech HaHoresh Rd., Yehud

(Hereinafter: the “Lessor”)

Of the first part;

And

Collplant Ltd.

Reg. Co. No. 513578260

Of Kiryat Weizmann Science Park

Ness Tziona, 76362

(Hereinafter: the “Lessee”)

Of the second part;

Whereas:                                          The Lessee is leasing from the Lessor various areas, with a total gross area of approximately 605 square meters, in building no. 3 in Kiryat Weizmann Science Park (hereinafter, respectively: the “Leased Property”; the “Building”; and the “Park”), by virtue of the unprotected lease agreement which was signed between the Lessor and the Lessee on June 19, 2009 (hereinafter: the “Original Lease Agreement”), which was amended and extended through an addendum dated August 6, 2008 (the Original Lease Agreement, including the addenda thereto, shall hereinafter be referred to as: the “Lease Agreement”); and

Whereas:                                          The Lessee has submitted to the Lessor a request to lease, through an unprotected lease, an additional area in the Building, in accordance with the terms of the Lease Agreement, mutatis mutandis; and

Whereas:                                          The Lessor has agreed to the Lessee’s aforementioned request, in accordance with the specifications and stipulations specified below in this Addendum:

[Signature]

Now therefore, the parties have agreed, warranted and stipulated between them as follows:

1.              The preamble to this Agreement and its annexes constitute an inseparable par hereof.

2.              The Lessee hereby leases from the Lessor, and the Lessor hereby leases to the Lessee, an area in the ground floor of the Building, with a gross area of 106 square meters (including loading with respect to shared use of common areas in the Building), with the borders marked in red in the diagram which is attached hereto as Annex “A” (hereinafter: the “Additional Area”).

3.              The Lease Period with respect to the Additional Area will commence on May 15, 2010 (hereinafter: the “Transfer Date”), and will conclude on August 18, 2013 (hereinafter: the “Lease Period”). On August 18, 2013, the Lease Period with respect to the Additional Area will conclude, and the provisions of the Lease Agreement will apply with respect to the termination of the Lease and the vacation of the Leased Property, mutatis mutandis, with respect to the Additional Area.

4.              Rent and Service Fees with respect to the Additional Area

4.1.                The rent with respect to the Additional Area during the Lease Period for the Additional Area will amount to a total of NIS 5,724 per month (calculated according to NIS 54 per gross square meter of the area in the Additional Area), with this amount being linked to the consumer price index (general index) which was published on July 15, 2008, with respect to June of 2008 (108.8 points, 2002 base), and with the addition of duly payable VAT.

4.2.                The Service Fees which the Lessee will pay with respect to the Additional Area will be as conventionally practiced from time to time in the Building, and will be performed with the addition of duly payable VAT and linkage to the Index, according to the conventional practice in the Building.

4.3.                The Rent and the Service Fees which will be paid by the Lessee to the Lessor with respect to the Additional Area will be paid on the dates and in the manner set forth in the Lease Agreement.

5.              The Lessee will bear the payment of all taxes, fees and levies which will apply with respect to the Additional Area and which apply to an occupant and/or user and/or lessee, in accordance with law and/or common practice, including, and without derogating from the generality of the foregoing, municipal taxes, electricity, telephone, gas, communication, water, etc. It is hereby clarified that that the municipal taxes with respect to the Additional Area and with respect to its share of the public areas will apply to the Lessee, and will be paid by the Lessee, including if it is determined in law that the municipal taxes applies to the owner.

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6.              For the avoidance of doubt, it is hereby clarified that the Additional Area will be transferred to the Lessee in its current condition (“as is”), on the Transfer Date, and the Lessor is not obligated to perform any work and/or renovation and/or improvement in the Additional Area.

7.              The Lessee hereby declares and affirms that the Lessor’s consent to engage with it in the Addendum, in connection with the Additional Area, has been given based on the Lessee’s fundamental undertakings, as specified below (cumulatively):

7.1.                To obtain, at its own expense and responsibility, all licenses and permits which are required by law in order to operate its business and to perform all of its activities in the Additional Area.

7.2.                To comply with the safety rules which are required by law and with the instructions issued by any authority, and to comply with the instructions issued by the safety consultants on behalf of the Lessor.

For the avoidance of doubt, it is hereby expressly emphasized that the non-fulfillment of the Lessee’s fundamental undertakings, as specified in sections 7.1 and 7.2 above, in a full and timely manner, will constitute a fundamental breach of the Lease Agreement and of this Addendum, and in the foregoing case, the Lessor will be entitled to cancel this Addendum, and to demand the Lessee to vacate the Additional Area, without derogating from all other remedies which are available to the Lessor under the Lease Agreement and this Addendum, and by law.

8.              It is hereby clarified that and agreed that insofar as the Lessee desires to perform, in the Additional Area, various construction and/or adjustment works, all of the aforementioned construction and/or adjustment works will be performed by the Lessee and at the Lessee’s expense and liability. It is hereby clarified that all of the aforementioned construction and/or adjustment works which will be performed subject to and in accordance with the provisions of the Lease Agreement with respect to the performance of works in the Leased Property, mutatis mutandis with respect to the Additional Area, and particular subject to the stipulation that the Lessee will obtain the Lessor’s written consent for the performance of the aforementioned works, in accordance with the Construction Works which the Lessee will submit to the Lessor’s consultants for approval.

9.              It is hereby clarified and agreed that insofar as demand will be received from the Lessor and/or from a competent authority in accordance with the law (hereinafter: the “Competent Authority”) to perform, in the Additional Area, works in connection with the installation of fire extinguishing systems in and/or outside of the Additional Area, the Lessee will perform independently, at its own expense and liability, works required to install pipes, sprinklers and detection systems inside the Additional Area, in an internal location which will be determined in coordination with the Lessor’s consultants and/or any other works which will be required by the competent authority, in coordination with the Lessor, through a licensed contractor whose identity will be approved in advance and in writing by the Lessor. The connection of sensors to the central detection and extinguishing system will be performed by the Lessee, and at the Lessee’s expense and liability,

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through a licensed contractor whose identity will be approved in advance and in writing by the Lessor. The Lessee will be responsible for adjusting the system of secondary pipes, sprinklers and fire detectors in the area of the Additional Area, including planning the aforementioned adjustment. The water supply pipes leading up to the sprinklers, until the entrance to the Additional Area (including an emergency water reservoir) will be installed by the Lessor and at the Lessor’s expense.

10.       The Lessee hereby declares and undertakes that it will make available and furnish to the Lessor, within 3 business days after the signing of this Addendum, or until 3 days before the Transfer Date (whichever is earlier), an autonomous bank guarantee, in accordance with the provisions of the Lease Agreement, exercisable in installments, in an amount equal to the Rent, the Service Fees and VAT with respect to the foregoing, for 9 months lease of the Additional Area (hereinafter: the “Supplementary Guarantee”). The amount of the Supplementary Guarantee will be linked to the consumer price index which was published on July 15, 2008, with respect to June 2008 (108.8 points, 2002 base). The Supplementary Guarantee will be used, together with the other securities which have been furnished to the Lessor, to secure the Lessee’s undertakings towards the Lessor in accordance with the Lease Agreement and in accordance with this Addendum.

11.       Any failure to furnish the Supplementary Guarantee on the date specified in section 10 above and/or any failure to furnish to the Lessor the appropriate authorizations with respect to the preparation of the insurance policies specified in section 12 below will constitute a fundamental breach of the Lease Agreement and of this Addendum, for all intents and purposes, including regarding the exercise of the remedies which are available to the Lessor in accordance with the Lease Agreement.

12.       The Lessee declares and undertakes that it will maintain the validity of the insurance policies in accordance with its undertakings under the Lease Agreement and under this Addendum, in a manner whereby they will apply to the Lessee’s lease of the Agreement, throughout the entire Lease Period of the Additional Area, and will furnish to the Lessor, by the signing date of this Addendum, on authorization of the foregoing, signed by the insurer.

13.       Parking

13.1.         In addition to the Parking Spaces which are being used by the Lessee in accordance with the Lease Agreement, the Lessee will be entitled to make use, for parking purposes only, in accordance with the provisions of the Lease Agreement and of this Addendum, of 3 Parking Spaces, located in the Parking lot of building 3 of the Park, which will be allocated to it by the Lessor (hereinafter, respectively: the “Parking Spaces” and the “Parking Lot”).

The usage rights with respect to the Parking Spaces will commence on May 1, 2010 and will conclude on the termination date of the Lessee’s lease of the Additional Area in accordance with this Addendum (hereinafter: the “License Period”). Notwithstanding the foregoing, it is hereby agreed between the parties that the Lessor will be entitled to cancel, at any time

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during the License Period, the usage rights with respect to one Parking Space out of the Parking Spaces, in its excusive judgment, and after issuing notice regarding the foregoing to the Lessee (hereinafter: the “Notice”). In the event that the Notice has been given, the Lessee will vacate and will cease all use of the Parking Spaces within 14 days after the provision of the Notice.

13.2.         It is hereby clarified that the Parking Fees which will be paid with respect to the Parking Spaces, as specified below, will be paid with respect to the right to use the Parking Spaces only, and not for security or the provision of other services to the Lessee and/or for the vehicles which will park in the Parking Spaces. By signing this Addendum, the Lessee affirms that it is aware that the Lessor does not provide security services of any kind in the Parking lot. The Lessee hereby exempts the Lessor from any responsibility to provide security for the vehicles which will park in the Parking Spaces, and the provisions of the Bailees Law, 5727-1967, will not apply to this Addendum.

13.3.         It is hereby agreed that the Lessor will be entitled to modify, from time to time, and in its exclusive judgment, the location of the Parking Spaces, and the Lessee will have no claim and/or demand and/or suit with respect to the modification of the location of the aforementioned Parking Spaces.

13.4.         The Lessee will bear all taxes and fees which apply to the Parking Spaces, if any, including and without derogating from the foregoing, the payments of municipal taxes with respect to the Parking Spaces.

13.5.         The Lessee and/or its representatives undertake to fulfill all instructions issued by the Lessor and/or by any other party on its behalf with respect to the management and operation of the Parking lot, parking and traffic arrangements in the Parking lot, etc. — including instructions which will be posted, from time to time, in the Parking lot, through signs and/or by any other means.

13.6.         For the avoidance of doubt, the Lessor and/or any representatives thereof and/or any entity and/or person employed by it and/or operating on its behalf will not be liable for any harm, theft, damage, loss or destruction, of any kind whatsoever, and/or for any reason whatsoever, which has been caused to the Lessee and/or to any other party on its behalf, to a vehicle and/or to any other person or property in the area of the Parking lot.

13.7.         With respect to the use of each one of the 3 Parking Spaces, the Lessee will pay to the Lessor a total of NIS 220 per month (i.e., 220X3), with this amount being linked to the consumer price index (general index) which was published with respect to June 2008 (108.8 points, 2002 base), and with the addition of duly payable VAT.

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The Parking Fees will be paid in advance with respect to each quarter during the License Period, on the first business day of each quarter, as stated above, through a letter of permission to charge the Lessee’s account, which has been furnished to the Lessor in accordance with the provisions of the Lease Agreement.

13.8.         The payment of Parking Fees, as specified in subsection 13.7 above, shall not derogate from any other charge and/or payment which is owed to the Lessor with respect to the Lease and/or use and/or any other undertaking of the Lessee in connection with additional areas and/or Parking Spaces in the Park.

14.       Save for the issues expressly specified and arranged in this Addendum, the lease of the Additional Area in accordance with this Addendum will be subject to all of the provisions of the Lease Agreement.

15.       All of the terms which have been used in this Agreement will be interpreted according to the definition provided for them in the Lease Agreement, except if expressly determine otherwise in this Addendum, or if required in light of the applicable context.

In witness whereof, the parties have signed, in the location and on the date specified in the heading of this Addendum:

[Signature and Stamp of Collplant Ltd., Reg Co. No. 513578260]
The Lessor	The Lessee

[Signature]

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